UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
Washington, D.C. 20549	Expires: January 31, 2008
SCHEDULE 14A	Estimated average burden hours per response... 14

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule §240.14a-12

The Dun & Bradstreet Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

SEC 1913 (04-05) Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

March 23, 2006

Dear Shareholder:

You are cordially invited to attend the 2006 Annual Meeting of Shareholders of The Dun & Bradstreet Corporation on Tuesday, May 2, 2006, at 8:00 a.m. at The Hilton Short Hills, 41 John F. Kennedy Parkway, Short Hills, New Jersey.

The Notice of Annual Meeting and Proxy Statement accompanying this letter more fully describe the business to be acted upon at the meeting. The Annual Report on Form 10-K for the year ended December 31, 2005 is also attached.

Your vote is important. Please vote your shares whether or not you plan to attend the meeting. In addition to voting in person, shareholders of record have the option of voting by telephone, via the Internet, or by completing, dating, signing and mailing the enclosed proxy card promptly in the return envelope provided. If your shares are held in the name of a bank, broker or other holder of record, check your proxy card to see which of these options are available to you.

On behalf of your Board of Directors, thank you for your continued support of D&B.

Sincerely,

STEVEN W. ALESIO
Chairman and Chief Executive Officer

Notice of 2006 Annual Meeting of Shareholders

The 2006 Annual Meeting of Shareholders of The Dun & Bradstreet Corporation will be held on Tuesday, May 2, 2006, at 8:00 a.m. at The Hilton Short Hills, 41 John F. Kennedy Parkway, Short Hills, New Jersey. The purpose of the meeting is to:

1.	Elect three Class III directors for a three-year term;

2.	Ratify the appointment of the Company’s independent registered public accounting firm;

3.	Re-approve the Company’s Covered Employee Cash Incentive Plan; and

4.	Transact such other business as may properly come before the meeting. The Company knows of no other business to be brought before the meeting at this time.

Only shareholders of record at the close of business on March 10, 2006, will be entitled to vote at the meeting.

By Order of the Board of Directors,

DAVID J. LEWINTER
Senior Vice President, General Counsel and Corporate Secretary

Dated: March 23, 2006

i

PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors of The Dun & Bradstreet Corporation (“D&B,” the “Company” or “we”) is soliciting your proxy for use at the Annual Meeting of Shareholders to be held on May 2, 2006. These proxy materials are being mailed to shareholders beginning on or about March 23, 2006. The principal executive offices of D&B are located at 103 John F. Kennedy Parkway, Short Hills, New Jersey 07078-2708, and the Company’s main telephone number is 973-921-5500. D&B is listed on the New York Stock Exchange (“NYSE”) with the ticker symbol DNB.

Annual Meeting Admission

You will need an admission ticket to enter the Annual Meeting. For shareholders of record, an admission ticket is attached to the proxy card sent to you. If your shares are held in the name of a bank, broker or other holder of record (in “street name”) and you plan to attend the meeting in person, you may obtain an admission ticket in advance by sending a written request, along with proof of share ownership, such as a bank or brokerage account statement, to the Company’s Corporate Secretary at the address noted above. Shareholders who do not have admission tickets for the Annual Meeting will be admitted at the door following verification of ownership as of the record date and at the discretion of the Company.

Who Can Vote

Only shareholders of record at the close of business on March 10, 2006 are eligible to vote at the meeting. As of the close of business on that date, D&B had outstanding 66,524,311 shares of Common Stock.

List of Shareholders

The names of registered shareholders of record entitled to vote at the meeting will be available for inspection at the Annual Meeting and, for 10 days prior to the meeting, at the office of the Corporate Secretary of the Company, 103 John F. Kennedy Parkway, Short Hills, New Jersey 07078-2708.

How to Vote

In addition to voting in person at the meeting, shareholders of record can vote by proxy by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting via the Internet and by telephone should understand that there may be costs associated with voting in these manners, such as usage charges from Internet access providers and telephone companies, which must be borne by the shareholder.

Specific instructions for shareholders of record who wish to use the telephone or Internet voting procedures are set forth below and can also be found on the enclosed proxy card. If you vote on the Internet, or by telephone, you do not need to return your proxy card.

Registered Shareholders

Vote by Telephone.    Registered shareholders can vote by calling toll-free 1.800.690.6903. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

Vote on the Internet.    Registered shareholders can vote on the Internet at the Web site www.proxyvote.com. As with telephone voting, you can confirm that your instructions have been properly recorded.

Vote by Mail.    Registered shareholders can vote by mail by simply indicating your response on your proxy card, dating and signing it, and returning it in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to The Dun & Bradstreet Corporation, c/o Automatic Data Processing, Inc. (ADP), 51 Mercedes Way, Edgewood, NY 11717.

Beneficial Holders

If your shares are held in the name of a bank, broker or other holder of record (in “street name”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Certain of these institutions offer telephone and Internet voting.

Revocation of Proxies

A shareholder of record can revoke a proxy at any time before the vote is taken at the Annual Meeting by sending written notice of the revocation to the Corporate Secretary of the Company, 103 John F. Kennedy Parkway, Short Hills, New Jersey 07078-2708, by submitting another proxy that is properly signed and bears a later date, or by voting in person at the meeting. All properly executed proxies not revoked will be voted at the meeting in accordance with their instructions. A proxy that is signed and returned by a shareholder of record without specifications marked in the instruction boxes will be voted in accordance with the recommendations of the Board of Directors, as outlined in this Proxy Statement. If any other proposals are properly brought before the meeting and submitted to a vote, all proxies will be voted on those other proposals in accordance with the judgment of the persons voting the proxies.

Voting Shares in the Company Plans

You will receive only one proxy card for all of the D&B shares you hold in your name in the Employee Stock Purchase Plan (the “ESPP”) and in the D&B Common Stock Fund of the D&B or Moody’s Corporation Profit Participation Plan (collectively, the “PPP”). If you are a current or former employee of the Company who currently has D&B shares in the ESPP or PPP, you are entitled to give voting instructions for the shares held in your account. Your proxy card will serve as a voting instruction card for the plans’ trustees.

For the PPP, if you do not vote your shares or specify your voting instructions on your proxy card, the plan’s trustee will vote your shares in the same proportion as the shares for which voting instructions have been received from other participants of the PPP, except as otherwise required by law. For the ESPP, the plan’s trustee will only submit voting instructions for the shares for which voting instructions have been received. To allow sufficient time for voting by the trustees of the plans, your voting instructions must be received by the applicable trustee by April 27, 2006.

Householding Information

We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Proxy Statement and Annual Report, unless one or more of the shareholders at that address notifies us that they wish to continue receiving individual copies. We believe this procedure provides greater convenience to our shareholders and saves money by reducing our printing and mailing costs and fees.

If you and other shareholders of record with whom you share an address and last name currently receive multiple copies of our Proxy Statement and Annual Report and would like to participate in our householding program, please contact ADP by calling toll-free at 800.542.1061, or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Alternatively, if you participate in householding and wish to revoke your consent and receive separate copies of future Proxy Statements and Annual Reports, please contact ADP as described above.

A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

Proxy Solicitation

Directors, officers and employees of D&B may solicit proxies on behalf of the Company by communicating with shareholders personally or by telephone, facsimile, e-mail or mail. D&B also has retained the firm of Morrow & Co., Inc. to assist in the solicitation of proxies for a fee estimated at $6,000 plus expenses. D&B will pay all expenses related to such solicitations of proxies. D&B and Morrow & Co. will request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse them for reasonable out-of-pocket expenses.

Quorum and Voting Requirements

D&B’s Bylaws provide that a majority of the shares issued, outstanding and entitled to vote, whether present in person or represented by proxy, constitute a quorum at meetings of shareholders. Abstentions and broker “non-votes” are counted for purposes of establishing a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker has not received instructions from the beneficial owner and does not have discretionary voting power for that particular matter. Brokers are permitted by the NYSE to vote shares without instructions from beneficial owners on routine matters, including each of Proposals No. 1, 2 and 3 discussed below.

Election of directors (Proposal No. 1) shall be determined by a plurality of the votes of the shares present in person or represented by proxy at the meeting (e.g., the director nominees receiving the greatest number of votes will be elected). Only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Thus, shares present at the meeting that are not voted for a particular nominee and shares present by proxy for which the shareholder properly withholds authority to vote for such nominees, will not be counted towards such nominee’s achievement of a plurality.

Ratification of the appointment of the independent registered public accounting firm (Proposal No. 2) shall be determined by the affirmative vote of the holders of a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote on the matter. Thus, shares present at the meeting that are not voted for ratification of the appointment of independent registered public accounting firm and shares present by proxy for which the shareholder abstains from voting for such ratification, will not be counted towards such ratification’s achievement of a majority.

Re-approval of The Dun & Bradstreet Corporation Covered Employee Cash Incentive Plan (Proposal No. 3) shall be determined by the affirmative vote of the holders of a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote on the matter. Thus, shares present at the meeting that are not voted in favor of the proposal and shares present by proxy for which the shareholder properly abstains from voting for such re-approval, will not be counted towards the proposal’s achievement of a majority.

Shareholder Account Maintenance

Our transfer agent is Computershare Trust Company, N.A. All communications concerning accounts of registered shareholders of record, including address changes, name changes, inquiries as to requirements to transfer shares of Common Stock and similar issues, can be handled by calling Computershare’s toll-free number, 877.498.8861 (foreign holders dial 781.575.2725; hearing-impaired holders dial 781.575.2692), or by fax at 781.575.3605. In addition, you can access your account at Computershare’s Web site www.computershare.com.

CORPORATE GOVERNANCE

Board of Directors

The D&B Board of Directors consists of 10 members, all of which are independent except for the chairman and chief executive officer. The objective of our Board of Directors is to conduct our business activities so as to enhance shareholder value. Our Board of Directors believes that good corporate governance practices support successful business performance and thus the creation of shareholder value. To institutionalize the Board’s view of governance, our Board has adopted Corporate Governance Principles. These principles, which were last updated in January 2006, cover Board composition and performance (e.g., director independence, qualifications of directors, outside directorships and committee service, selection of director nominees, director orientation and continuing education), the relationship of the Board with senior management (e.g. attendance of non-directors at Board meetings and Board access to senior leadership), Board meetings, Board committee and management review.

The Board has three standing committees: The Audit Committee, the Board Affairs Committee and the Compensation & Benefits Committee. Each Board committee has its own charter setting forth its purpose and responsibilities, including those required by the NYSE listing standards. Each of the committees and their charters are described in more detail below.

Our Corporate Governance Principles and the charters of our Audit, Board Affairs and Compensation & Benefits Committees are available in the Investors section of our Web site (www.dnb.com) and are also available in print, without charge, to any shareholder upon request to the Corporate Secretary of the Company, whose address is 103 John F. Kennedy Parkway, Short Hills, New Jersey 07078-2708.

Independence of the Board and Committees

Our Corporate Governance Principles require that at least two-thirds of the Board of Directors meet the criteria for independence established by the NYSE and other applicable laws. Additionally, all members of the Audit Committee, the Board Affairs Committee and the Compensation & Benefits Committee of the D&B Board of Directors are required to be independent under these rules.

For a director to be considered independent, the Board of Directors must affirmatively determine that the director has no material relationship with D&B (either directly or as a partner, shareholder or officer of an organization that has a relationship with D&B). D&B’s Corporate Governance Principles set forth categorical standards to assist the Board in determining what constitutes a material relationship with the Company. Generally, under these categorical standards, the following relationships are deemed not to be material:

•	the director is the beneficial owner of less than five percent of the outstanding equity interests of the Company;

•	the director is an officer or other employee of an entity, or his or her immediate family member is an executive officer (as defined in Section 303A.02 of the NYSE listing standards) of an entity, that in either case has received payments from D&B for property or services or that has made payments to D&B for property or services and the amount of such payments in each of the last three fiscal years is less than the greater of $1 million, or 2%, of the entity’s consolidated gross revenues (as such term is construed by the NYSE for purposes of Section 303A.02(b)(v));

•	the director is a director or officer of an entity that is indebted to D&B, or to which D&B is indebted, and the total amount of the company’s indebtedness to the other is less than 2% of the total consolidated assets of such entity as of the end of the previous fiscal year;

•	the director, or any entity in which the director is an equity owner, director, officer or other employee, has obtained products or services from D&B on terms generally available to customers of D&B for such products or services; or

•	the director is an officer, trustee, director or is otherwise affiliated with a tax-exempt organization and D&B made, within the preceding three fiscal years, contributions in any fiscal year that were less than the greater of $1 million, or 2%, of the tax-exempt organization’s consolidated gross revenues (as such term is construed by the NYSE for purposes of Section 303A.02(b)(v)), based upon the tax-exempt organization’s latest publicly available information.

The Board retains the sole right to interpret and apply the foregoing standards in determining the materiality of any relationship.

After considering all relevant facts and circumstances, D&B’s Board of Directors has determined that each of its members, except Steven W. Alesio, is independent under the NYSE listing standards. It has also determined that each member of the Audit Committee, the Board Affairs Committee and the Compensation & Benefits Committee is independent under the NYSE listing standards and other applicable laws.

Board Meetings

The Board of Directors of the Company held ten meetings in 2005, with no director attending fewer than 75% of the aggregate number of meetings of the Board and of the Committees of the Board on which he or she served.

The Chairman of the Board and the Corporate Secretary of the Company draft the agenda for each Board meeting and distribute it in advance of each meeting to the Board. Each Board member is encouraged to suggest items for inclusion on the agenda.

Information and data that are important to the Board’s understanding of the business and of scheduled agenda items are distributed sufficiently in advance of each Board meeting to give the directors a reasonable opportunity for review. Generally, directors receive Board materials no less than three days in advance of a meeting.

D&B’s non-management directors meet in regularly scheduled executive sessions without members of management. Michael R. Quinlan, the Chair of the Board Affairs Committee, serves as presiding director. His responsibilities in this role include presiding over executive sessions of the Board. Mr. Quinlan also performs such other responsibilities as the Board may from time to time delegate to him to assist the Board in performing its responsibilities. The non-management directors held six executive sessions in 2005.

Committees and Meetings

The table below provides the current membership information and number of meetings for each of the Audit, Board Affairs and Compensation & Benefits Committees.

Name	Audit	Board Affairs	Compensation & Benefits

John W. Alden		X	X
Christopher J. Coughlin	X
James N. Fernandez	X
Ronald L. Kuehn, Jr.	X		X*
Victor A. Pelson	X*		X
Sandra E. Peterson		X	X
Michael R. Quinlan		X*	X
Naomi O. Seligman	X	X
Michael J. Winkler		X

Committee Meetings held in 2005	9	3	7

* Committee Chair

The Audit Committee.    Under the terms of its Charter, the Audit Committee’s primary function is to appoint annually the independent registered public accounting firm and to assist the Board in the oversight of: (1) the integrity of the financial statements of the Company, (2) the independent registered public accounting firm’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent registered public accounting firm, and (4) the compliance by the Company with legal and regulatory requirements. A full statement of its responsibilities is set forth in its charter. The Report of the Audit Committee can be found under the “Audit Committee Information” section of this Proxy Statement.

The Board of Directors has reviewed the qualifications and experience of each of the Audit Committee members and determined that all members of the Audit Committee are “financially literate” as defined by the NYSE listing standards.

Our Board of Directors has also determined that Christopher J. Coughlin and James N. Fernandez each qualify as an “audit committee financial expert” as that term has been defined by the rules of the SEC and have “accounting or related financial management expertise” within the meaning of NYSE listing standards.

The Board Affairs Committee.    Under the terms of its Charter, the Board Affairs Committee’s primary responsibilities include: (1) identifying individuals qualified to become Board members, (2) recommending candidates to fill Board vacancies and newly created director positions, (3) recommending whether incumbent directors should be nominated for reelection to the Board upon expiration of their terms, (4) developing and recommending to the Board a set of corporate governance principles applicable to the Board and the Company’s employees, and (5) overseeing the evaluation of the Board.

In accordance with the Company’s Corporate Governance Principles and its Board Affairs Committee Charter, the Board Affairs Committee oversees the entire process of selection and nomination of Board nominees, including screening candidates for directorships in accordance with the Board-approved criteria described below. The Committee, with input from the Chairman of the Board, will identify individuals believed to be qualified to become Board members. The Committee solicits candidates from its current directors and, if deemed appropriate, retains for a fee, a third-party search firm to identify and help evaluate candidates. The Committee will recommend candidates to the Board to fill new or vacant positions based on such factors as it deems appropriate, including independence, professional experience, personal character, diversity, outside commitments (e.g., service on other Boards) and particular areas of expertise — all in the context of the needs of the Board.

The Board Affairs Committee will also consider nominees recommended by D&B shareholders. Any shareholder wishing to propose a nominee for consideration by the Board Affairs Committee may nominate persons for election to the Board of Directors if such shareholder complies with the notice procedures set forth in the Company’s Bylaws and summarized under the “Shareholder Proposals for the 2007 Annual Meeting” section of this Proxy Statement. The Committee uses the same criteria described above to evaluate nominees recommended by the Company’s shareholders.

No individuals were validly proposed for nomination by any shareholders in connection with this Proxy Statement or the 2006 Annual Meeting of Shareholders.

The Compensation & Benefits Committee.    Under the terms of its Charter, the Compensation & Benefits Committee’s primary function is to discharge the Board’s responsibilities relating to compensation of the chief executive officer and other executive officers of the Company. Among other things, the Committee: (1) evaluates the chief executive officer’s performance and reviews with the chief executive officer the performance of other executive officers, (2) establishes and administers the Company’s policies, programs and procedures for compensating its executive officers, (3) has oversight responsibility for the administration of the Company’s employee benefits plans and (4) oversees the evaluation of management. The “Report of the Compensation & Benefits Committee” can be found in the “Compensation of Executive Officers” section of this Proxy Statement.

Communications with the Board and Audit Committee

D&B has a process in place that permits shareholders and other interested persons to communicate with D&B’s Board of Directors through its presiding director, Michael R. Quinlan, and the Audit Committee through its chair, Victor A. Pelson. To report complaints about D&B’s accounting, internal accounting controls or auditing matters, shareholders and other interested persons should write, care of our third party compliance vendor, to the D&B Audit Committee Chair, c/o Listen Up Reports, Post Office Box 274, Highland Park, Illinois 60035. To report all other concerns to the non-management directors, shareholders and other interested persons should write, care of our third party compliance vendor, to the D&B Board Affairs Committee Chair (presiding director), at the address noted above. Communications that are not specifically addressed to either of the chairpersons listed above will be provided to the Chair of D&B’s Board Affairs Committee. Concerns can be reported anonymously (by not including a name and/or contact information) or confidentially (by marking the envelope containing the communication as “Confidential”). Copies of all communications will be simultaneously provided to D&B’s Compliance Officer unless marked as “Confidential.” These instructions can also be found in the Corporate Governance information maintained in the Investors section of D&B’s Web site (www.dnb.com).

Attendance at Annual Meetings

The Company has a policy of director attendance at its Annual Meeting of Shareholders. One director did not attend the 2005 Annual Meeting due to a conflicting engagement. All directors are expected to attend the 2006 Annual Meeting.

Service on Multiple Audit Committees

The D&B Corporate Governance Principles prohibit D&B Audit Committee members from serving as members of more than two other public company audit committees without the Board’s approval. Any determination by the Board of Directors approving of service on more than two other public company audit committees will be disclosed in the Company’s annual Proxy Statement. No Audit Committee member currently serves on more than one other audit committee of a public company.

Certain Relationships and Related Transactions

There are no reportable transactions pursuant to this requirement.

Compensation Committee Interlocks and Insider Participation

None of the members of the Company’s Compensation & Benefits Committee are, or have been, an employee or officer of the Company. During fiscal year 2005, no member of the Compensation & Benefits Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During fiscal year 2005, none of the Company’s executive officers served on the compensation committee (or equivalent) or board of directors of another entity whose executive officer(s) served on the Company’s Compensation & Benefits Committee or Board.

Compensation of Directors

Only non-employee directors receive compensation for serving on the Board.

2005 Compensation Program for Non-Employee Directors

The Company’s non-employee directors’ compensation program consisted of cash and equity-based awards. The cash portion of the annual retainer was $50,000 and an additional annual cash retainer paid to Committee chairpersons was $15,000. In addition, the equity portion of the non-employee directors’ compensation program, representing 30% to 35% of total targeted compensation, included stock options with a grant value (based on a Black-Scholes methodology) of approximately $60,000, which made up 50% of the total value of equity (or $60,000 out of $120,000) and restricted stock units (payable in shares of Common Stock upon vesting) comprised the remaining 50%. No separate fees were paid for attendance at Board or Committee meetings. Directors had the ability to elect to convert the Committee chairperson retainer and the cash portion of their annual retainer into additional restricted stock units at a 10% conversion premium or to defer such cash amounts in the non-employee directors’ deferred compensation plan. In addition, each new non-employee director received a one-time stock option grant with a grant value of $35,000 upon his or her appointment to the Board.

Looking Ahead: 2006 Compensation Program for Non-Employee Directors

During 2005, a review of the Company’s non-employee directors’ compensation program was conducted by an independent third-party consulting organization retained by the Compensation & Benefits Committee. The review was conducted to ensure that the non-employee directors’ compensation program was competitive with current market practice and trends, was consistent with the principles of good governance, and was aligned with the interests of shareholders. As a result of the review, and based on the Compensation & Benefits Committee’s recommendation, the Board of Directors determined that no changes would be made to the ongoing level of annual compensation for non-employee directors as established for 2005. The Board of Directors also approved a recommendation to replace the ability of non-employee directors to convert their annual cash compensation into restricted stock units at a 10% conversion premium with an opportunity to convert all such cash amounts into the non-employee directors’ deferred compensation plan, with a 10% premium on any cash directed into the Dun & Bradstreet Common Stock Fund under the plan for a period of three years.

Other Program Features

Non-employee directors are also provided other benefits by the Company during their tenure as a director as follows: reimbursement for reasonable Company-related travel, director continuing education and other expenses; travel accident insurance when traveling on Company business; and participation in the Company’s charitable matching gift program (up to $4,000 per calendar year).

Director Stock Ownership Guidelines

Non-employee directors are required to hold no less than 50% of all shares or restricted stock units obtained through the non-employee director compensation program throughout their tenure as a director of the Company. The establishment of these guidelines is another component of the Company’s efforts to align the interests of directors and shareholders.

Code of Conduct

We have adopted a Code of Conduct that applies to all of our directors, officers and employees (including our chief executive officer, chief financial officer and principal accounting officer) and have posted the Code of Conduct on our Web site (www.dnb.com). We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of our Code of Conduct applicable to our chief executive officer, chief financial officer and principal accounting officer by posting this information on our Web site.

Our Code of Conduct is also available in print, without charge, to any shareholder upon request to the Corporate Secretary of the Company, whose address is 103 John F. Kennedy Parkway, Short Hills, New Jersey 07078-2708.

AUDIT COMMITTEE INFORMATION

Report of the Audit Committee

The Board of Directors has determined that each member of the Audit Committee is “independent” within the meaning of the SEC regulations and the NYSE listing standards. The Audit Committee selects the Company’s independent registered public accounting firm. Management has the primary responsibility for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in compliance with generally accepted accounting principles, applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the United States and auditing management’s assessment of the effectiveness of internal control over financial reporting. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures.

Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the Audit Committee has reviewed and discussed the financial statements with management and the independent registered public accounting firm in the course of performing its oversight role.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the firms’ independence.

The Committee met with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2005 for filing with the SEC.

Audit Committee

Victor A. Pelson, Chairman
Christopher J. Coughlin
James N. Fernandez
Ronald L. Kuehn, Jr.
Naomi O. Seligman

February 23, 2006

Audit Committee Pre-Approval Policy

In 2003, the Audit Committee of the Board of Directors adopted the D&B Audit Committee Pre-Approval Policy (the “Policy”). In accordance with this Policy, the independent registered public accounting firm may not provide certain prohibited services. In addition, the Audit Committee must pre-approve the engagement terms and fees, and any changes to those terms and fees, of all audit and non-audit services performed by PricewaterhouseCoopers LLP. All pre-approval requests submitted to the Audit Committee are required to be accompanied by detailed backup documentation and a view from PricewaterhouseCoopers LLP and D&B’s chief financial officer that the services will not impair the independent registered public accounting firm’s independence. The Policy does not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate its authority to one or more of its members, subject to an overall annual limit. Pre-approvals by the delegated member or members must be reported to the Audit Committee at its next scheduled meeting.

Fees Paid to Independent Registered Public Accounting Firm

The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for the last two fiscal years are as follows:

	Fiscal Year Ended December 31,
	2005	2004
	(In thousands)
Audit Fees (1)	$5,200	$3,141
Audit Related Fees (2)	153	192
Tax Fees (3)	334	585
All Other Fees	—	—
Total Fees	$5,687	$3,918

(1)	Consists primarily of professional fees for services provided in connection with the audit of the Company’s financial statements, review of the Company’s quarterly financial statements, the audit of the effectiveness of internal control over financial reporting with the objective of obtaining reasonable assurance as to whether effective internal control over financial reporting was maintained in all material respects, the attestation of management’s report on the effectiveness of internal control over financial reporting, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings. In addition, the 2005 amount includes $400,000 of increased fees related to the completion of the 2004 audit.

(2)	Consists primarily of fees for audit of the Company’s employee benefit plans and services in connection with the review of certain compensation-related disclosures in the Company’s Proxy Statement. Fiscal year 2004 also includes consultation on financial accounting and reporting standards, and due diligence relating to acquisitions and dispositions.

(3)	Consists primarily of foreign tax planning and tax structuring and assistance in the preparation and review of the Company’s foreign income tax returns. Fiscal year 2004 also includes $125,000 the Company agreed to pay PricewaterhouseCoopers LLP in consideration for work performed under a June 9, 1999 engagement letter for which PricewaterhouseCoopers LLP was to receive 33-1/3% of any potential refund derived by the Company from federal communication excise tax refund claims filed by the Company. The Company and PricewaterhouseCoopers LLP have severed this agreement. The Company has no other contingency fee arrangements with PricewaterhouseCoopers LLP.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The members of the Board of Directors of D&B are classified into three classes, one of which is elected at each Annual Meeting of Shareholders to hold office for a three-year term and until successors of such class are elected and have qualified.

Upon recommendation of the Board Affairs Committee, the Board of Directors has nominated James N. Fernandez, Sandra E. Peterson and Michael R. Quinlan for election as Class III Directors at the 2006 Annual Meeting for a three-year term expiring at the 2009 Annual Meeting of Shareholders.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS.

Nominees for Election as Directors with Terms Expiring at the 2009 Annual Meeting

James N. Fernandez
Executive Vice President and Chief Financial Officer
Tiffany & Company

James N. Fernandez, age 50, has served as a director of D&B since December 2004, and is a member of the Audit Committee. Mr. Fernandez has served with Tiffany & Co., a specialty retailer, designer, manufacturer and distributor of fine jewelry, timepieces, sterling silverware, china, crystal, stationery, fragrances and accessories, since October 1983. He has held numerous positions with Tiffany & Co., the most recent of which is executive vice president and chief financial officer since January 1998, with responsibility for accounting, treasury, investor relations, information technology, financial planning, business development and diamond operations, and overall responsibility for distribution, manufacturing, customer service and security. Mr. Fernandez does not serve on the board of any public companies other than D&B.

Sandra E. Peterson
Executive Vice President & President, Diabetes Care
Bayer HealthCare LLC

Sandra E. Peterson, age 47, has served as a director of D&B since September 2002, and is a member of the Board Affairs and Compensation & Benefits Committees. Ms. Peterson has served as executive vice president and president, Diabetes Care of Bayer HealthCare LLC, a researcher, developer, manufacturer and marketer of products for diabetes disease prevention, diagnosis and treatment, since May 2005. Ms. Peterson previously served as group president of government for Medco Health Solutions, Inc. (formerly Merck-Medco) from September 2003 until February 2004, senior vice president of Medco’s health businesses from April 2001 through August 2003 and senior vice president of marketing for Merck-Medco Managed Care LLC from January 1999 to March 2001. Ms. Peterson does not serve on the board of any public companies other than D&B.

Michael R. Quinlan
Chairman Emeritus
McDonald’s Corporation

Michael R. Quinlan, age 61, has served as a director of D&B since 1989, and is chairman of the Board Affairs Committee and a member of the Compensation & Benefits Committee. Mr. Quinlan is also the presiding director for the regularly scheduled executive sessions of non-management directors. Mr. Quinlan served as a director of McDonald’s Corporation, a global food service retailer, from 1979 until his retirement in 2002. He was the chairman of the board of directors of McDonald’s from March 1990 to May 1999 and chief executive officer from March 1987 through July 1998. Mr. Quinlan is also a director of the following public company: Warren Resources, Inc.

Directors with Terms Expiring at the 2007 Annual Meeting

John W. Alden
Retired Vice Chairman
United Parcel Service, Inc.

John W. Alden, age 64, has served as a director of D&B since December 2002, and is a member of the Board Affairs and Compensation & Benefits Committees. Mr. Alden served with United Parcel Service, Inc. (UPS), the largest express package carrier in the world, for 35 years, serving on UPS’s board of directors from 1988 to 2000. His most recent role was as vice chairman of the board of UPS from 1996 until his retirement in 2000. Mr. Alden is also a director of the following public companies: Arkansas Best Corporation, Barnes Group, Inc. and Silgan Holdings, Inc.

Christopher J. Coughlin
Executive Vice President and Chief Financial Officer
Tyco International Ltd.

Christopher J. Coughlin, age 53, has served as a director of D&B since December 2004, and is a member of the Audit Committee. Mr. Coughlin has served as executive vice president and chief financial officer of Tyco International Ltd., a global, diversified company that provides vital products and services in five business segments (Fire & Security, Electronics, Healthcare, Engineered Products & Services and Plastics & Adhesives) since March 2005. Previously, he served at The Interpublic Group of Companies, Inc. as executive vice president and chief operating officer from June 2003 to December 2004, as chief financial officer from August 2003 to June 2004, and as a director from July 2003 to July 2004. Prior to that, Mr. Coughlin served as executive vice president and chief financial officer of Pharmacia Corporation from 1998 to 2003. Mr. Coughlin does not serve on the board of any public companies other than D&B.

Victor A. Pelson
Senior Advisor
UBS Securities LLC

Victor A. Pelson, age 68, has served as a director of D&B since April 1999, and is chairman of the Audit Committee and a member of the Compensation & Benefits Committee. Mr. Pelson has served as senior advisor for UBS Securities LLC, an investment banking firm, and its predecessors since 1996. He was a director and senior advisor of Dillon Read at its merger in 1997 with SBC Warburg. Prior to that, Mr. Pelson was associated with AT&T from 1959 to 1996. At the time of his retirement from AT&T, Mr. Pelson was chairman of global operations and a member of the board of directors. Mr. Pelson is also a director of the following public companies: Eaton Corporation and United Parcel Service, Inc.

Directors with Terms Expiring at the 2008 Annual Meeting

Steven W. Alesio
Chairman and Chief Executive Officer
The Dun & Bradstreet Corporation

Mr. Alesio, age 51, has served as chairman of the board of D&B since May 30, 2005, as chief executive officer of D&B since January 2005, and was named to D&B’s board of directors in May 2002. He also served as chief operating officer from May 2002 to December 2004, and as president from May 2002 to December 2005. Mr. Alesio previously served as D&B’s senior vice president of global marketing, strategy implementation, e-business solutions and Asia-Pacific/Latin America from July 2001 to April 2002, with additional leadership responsibility for data and operations from February 2001 to April 2002, and as senior vice president of marketing, technology, communications and strategy implementation from January 2001 to June 2001. Before joining D&B, Mr. Alesio was with the American Express Company for 19 years, most recently serving as president and general manager of the business services group and as a member of that company’s Planning and Policy Committee, a position he held from January 1996 to December 2000. Mr. Alesio does not serve on the board of any public companies other than D&B.

Ronald L. Kuehn, Jr.
Chairman of the Board
El Paso Corporation

Ronald L. Kuehn, Jr., age 70, has served as a director of D&B since 1996, and is chairman of the Compensation & Benefits Committee and a member of the Audit Committee. Mr. Kuehn was appointed as chairman of the board of El Paso Corporation, a diversified energy company, in March 2003, and also served as El Paso’s chief executive officer from March 2003 to September 2003. He previously served as chairman of the board of directors of El Paso from the time of its merger with Sonat Inc. in October 1999 until December 2000. Prior to that, Mr. Kuehn was chairman, president and chief executive officer of Sonat Inc.

from 1986 through October 1999. In addition to serving on the board of El Paso, Mr. Kuehn is also a director of the following public companies: AmSouth Bancorporation and Praxair, Inc.

Naomi O. Seligman
Senior Partner
Ostriker von Simson, Inc.

Naomi O. Seligman, age 67, has served as a director of D&B since June 1999, and is a member of the Audit and Board Affairs Committees. Since June 1999, Ms. Seligman has been a senior partner at Ostriker von Simson, Inc. and co-partner of the CIO Strategy Exchange, a private forum for discussion and research which facilitates a dialogue between the chief information officers of large multinational corporations, premier venture capitalists, and computer industry establishment chief executive officers. Previously, Ms. Seligman was a senior partner of the Research Board, Inc., which she co-founded in 1977 and led until June 1999. Ms. Seligman is also a director of the following public companies: Akamai Technologies, Inc., Oracle Corporation and Sun Microsystems, Inc.

Michael J. Winkler
Retired Executive Vice President, Customer Solutions Group and Chief Marketing Officer
Hewlett-Packard Company

Michael J. Winkler, age 60, has served as a director of D&B since March 2005, and is a member of the Board Affairs Committee. Mr. Winkler served at Hewlett-Packard Company, a technology solutions provider to consumers, businesses and institutions globally, from May 2002 to July 2005, most recently as executive vice president and chief marketing officer of Hewlett-Packard. Prior to that, Mr. Winkler was executive vice president for HP Worldwide Operations from May 2002 to November 2003, and served as executive vice president, Global Business Units for Compaq Computer Corporation from June 2000 to May 2002. He also served as senior vice president and general manager of Compaq’s Commercial Personal Computing Group from February 1998 to June 2000. Mr. Winkler is also a director of the following public company: Banta Corporation.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of D&B has appointed PricewaterhouseCoopers LLP as independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2006. Although shareholder approval of this appointment is not required, the Audit Committee and the Board of Directors believe that submitting the appointment to the shareholders for ratification is a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will review its future selection of independent registered public accounting firm, but still may retain them. Even if the appointment is ratified, the Audit Committee, at its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of D&B and its shareholders.

PricewaterhouseCoopers LLP acted as independent registered public accounting firm for the year 2005. In addition to its audit of the Company’s consolidated financial statements, PricewaterhouseCoopers LLP also performed statutory audits required by certain international jurisdictions, audited the financial statements of various benefit plans of the Company, and performed certain non-audit services. Fees for these services are described under the “Fees Paid to Independent Registered Public Accounting Firm” section of this Proxy Statement.

A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting. Such representative will have the opportunity to make a statement, if he or she so desires, and is expected to be available to respond to questions.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

PROPOSAL NO. 3

RE-APPROVAL OF THE DUN & BRADSTREET CORPORATION
COVERED EMPLOYEE CASH INCENTIVE PLAN

The Board of Directors previously adopted on October 18, 2000 The Dun & Bradstreet Corporation Covered Employee Cash Incentive Plan (the “Cash Incentive Plan”), which provides for annual performance-based bonuses to executive officers whose compensation may be subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”). The Cash Incentive Plan was approved by shareholders at the 2001 Annual Meeting of Shareholders on April 27, 2001.

The Tax Code requires resubmission of the Cash Incentive Plan to shareholders for re-approval within five years of initial approval to ensure that compensation awarded under the plan can continue to qualify as tax deductible “performance-based” compensation under Section 162(m) of the Tax Code. No changes are proposed to the Cash Incentive Plan at this time.

The following summary of the Cash Incentive Plan is subject to the complete terms of the plan, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

1.  Eligible Employees and Maximum Award.    The Compensation & Benefits Committee of the Board of Directors (the “Committee”) selects participants from among the “Covered Employees” (as defined in Section 162(m) of the Tax Code) of the Company and its subsidiaries who are in a position to have a material impact on the results of the operations of the Company or its subsidiaries. Currently, the eight executive officers named in the “Executive Officers” section of this proxy statement, including Steven W. Alesio, its chairman and chief executive officer (“Chairman & CEO”), are the only participants in the plan. Awards are payable in cash, and the maximum award payable to any participant in any fiscal year is $3,000,000. The maximum award was set above the Company’s anticipated award levels for executives because Section 162(m) regulations only allow “negative discretion” with respect to this type of plan.

2.  Administration.    The Committee selects participants, determines the size and terms of awards and the time when awards will be made and the performance period to which they relate, establishes performance objectives and certifies that such performance objectives are achieved, all in accordance with Section 162(m) of the Tax Code. The Committee also has the authority to interpret the plan and to make any determinations that it deems necessary or desirable for its administration. Members of the Committee are “outside directors” as defined in the regulations under Section 162(m) of the Tax Code and may not participate in the plan.

3.  Performance Goals.    A participant’s award is based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days that is equal to 25% of the relevant performance period. The performance goals, which must be objective, are based upon one or more objective criteria, such as, earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), revenue, net income, operating income, earnings per share, maintenance or improvement of profit margins, revenues or sales, and cash flow. The criteria, as more fully described in the Cash Incentive Plan, may relate to the Company, one or more of its subsidiaries, divisions, units, minority investments, partnerships, joint ventures, product lines or products or any combination of the foregoing, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines. To the degree consistent with Section 162(m) of the Tax Code, the performance goals may be calculated without regard to extraordinary items or accounting changes.

4.  Payment.    The Committee determines whether the applicable performance goals have been met, and certifies and ascertains the amount of the cash award. At the discretion of the Committee, the amount of the award actually paid may be less than the amount determined by the applicable performance goal formula. The award will be paid to a participant at a time determined by the Committee in its sole discretion after the completion of the performance period.

5.  Change in Control.    If a participant’s employment is actually or constructively terminated during a given performance period and a “Change in Control” (as defined in the Cash Incentive Plan) shall have occurred within the 365 days immediately preceding the date of such termination, then such participant will receive, promptly after his or her termination date, an award for the affected performance period as if the performance goals for such performance period had been achieved at 100%.

6.  Amendment.    The Cash Incentive Plan may be amended or discontinued by the Board of Directors or the Committee at any time.

7.  Effectiveness.    The Cash Incentive Plan was effective as of October 18, 2000. If the Cash Incentive Plan is not re-approved by shareholders at the 2006 Annual Meeting, no awards will be granted thereafter; provided that bonus opportunities previously awarded with respect to performance during fiscal year 2006 will remain payable under the Cash Incentive Plan and continue to qualify as performance-based compensation under Section 162(m) of the Tax Code.

8.  Additional Information.    The amounts that will be received by participants under the Cash Incentive Plan are not yet determinable as awards are at the discretion of the Committee and payments pursuant to such awards depend on the extent to which established performance goals are met. The annual performance-based bonus amounts payable pursuant to the Cash Incentive Plan represent bonuses which are earned in the performance year and paid in the following year. As of December 31, 2005, the bonus amounts payable to the named executive officers are included in the “Summary Compensation Table for the Last Three Fiscal Years (2003–2005)” section of this Proxy Statement. The bonus amounts payable to the executive officers as a group as of December 31, 2005 were $3,269,088.

Required Vote.    Re-approval of the Cash Incentive Plan requires the favorable vote of a majority of the votes cast on this matter, provided that the total votes cast on this matter represent a majority of the shares outstanding on March 10, 2006 and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RE-APPROVAL OF THE CASH INCENTIVE PLAN.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND OTHERS

The following table shows the number of shares of the Company’s Common Stock beneficially owned by each of the directors, each of the executive officers named in the Summary Compensation Table located under the “Compensation of Executive Officers” section of this Proxy Statement (the “named executive officers”), and all present directors and executive officers of D&B as a group, on February 28, 2006. The table also shows the names, addresses and share ownership of the only persons known to D&B to be the beneficial owners (the “Owners”) of more than 5% of the Company’s outstanding Common Stock. This information is based upon information furnished by each such person (or, in the case of the Owners, based upon public filings by such Owners with the SEC). Unless otherwise stated, the indicated persons have sole voting and investment power over the shares listed. Percentages are based upon the number of shares of D&B Common Stock outstanding on February 28, 2006, plus, where applicable, the number of shares that the indicated person or group had a right to acquire within 60 days of such date. The table also sets forth ownership information concerning “Stock Units,” the value of which is measured by the price of the Company’s Common Stock. Stock Units do not confer voting rights and are not considered “beneficially owned” shares under SEC rules.

Name	Aggregate Number of Shares Beneficially Owned(1)(2)		D&B Stock Units	Percent of Shares Outstanding
John W. Alden	16,423		5,364	*
Christopher J. Coughlin	4,319		1,951	*
James N. Fernandez	6,319	(3)	1,951	*
Ronald L. Kuehn, Jr.	35,740		15,701	*
Victor A. Pelson	31,182	(4)	10,949	*
Sandra E. Peterson	16,545		5,364	*
Michael R. Quinlan	35,731		14,563	*
Naomi O. Seligman	28,387		4,942	*
Michael J. Winkler	1,540		1,473	*
Steven W. Alesio	626,716		0	*
James P. Burke	19,149		0	*
David J. Lewinter	80,211		0	*
Allan Z. Loren (5)	161,230		0	*
Sara Mathew	211,700		0	*
Michael Pepe	40,238		0	*
All current directors and executive officers as a group (17 persons)	1,223,055		62,258	1.92%
Barclays Global Investors, N.A. and certain related entities 45 Fremont Street San Francisco, CA 94105	4,512,300	(6)		6.74%
Davis Selected Advisers L.P. 2949 East Elvira Road, Suite 101 Tucson, Arizona 85706	9,772,751	(7)		14.61%
Harris Associates L.P. and its general partner, Harris Associates Inc. Two North LaSalle Street, Suite 500 Chicago, Illinois 60602-3790	5,225,394	(8)		7.81%
Harris Associates Investment Trust, 36-4032559 series designated The Oakmark Select Fund Two North LaSalle Street, Suite 500 Chicago, Illinois 60602-3790	3,934,900	(9)		5.88%

*	Represents less than 1% of the Company’s outstanding Common Stock.

(1)	Includes shares of restricted Common Stock as follows: Mr. Alesio, 52,818; Mr. Burke, 5,502; Mr. Lewinter, 8,451; Ms. Mathew, 27,966; Mr. Pepe, 16,791; and all current directors and executive officers as a group, 123,761.

(2)	Includes the maximum number of shares of Common Stock that may be acquired within 60 days of February 28, 2006, upon the exercise of vested stock options as follows: Mr. Alden, 16,254; Mr. Coughlin, 4,319; Mr. Fernandez, 4,319; Mr. Kuehn, 35,013; Mr. Pelson, 27,833; Ms. Peterson, 16,205; Mr. Quinlan, 35,013; Ms. Seligman, 27,833; Mr. Winkler, 1,540; Mr. Alesio, 501,441; Mr. Burke, 12,633; Mr. Lewinter, 66,428; Mr. Loren, 161,230; Ms. Mathew, 173,399; Mr. Pepe, 22,175; and all current directors and executive officers as a group, 998,143.

(3)	Includes 2,000 shares as to which Mr. Fernandez has shared voting and shared dispositive power.

(4)	Includes 3,349 shares as to which Mr. Pelson has shared voting and shared dispositive power.

(5)	Mr. Loren retired from all positions with the Company effective May 30, 2005.

(6)	Barclays Global Investors, N.A. and certain related entities filed a Schedule 13G with the SEC on January 26, 2006. This Schedule 13G shows that Barclays Global Investors, N.A. had sole voting power over 2,574,262 shares and sole dispositive power over 3,167,820 shares; Barclays Global Fund Advisors had sole voting power over 671,248 shares and sole dispositive power over 675,505 shares; Barclays Global Investors, Ltd. had sole voting power over 577,406 shares and sole dispositive power over 609,741 shares; Barclays Global Investors Japan Trust and Banking Company Limited had sole voting power and dispositive power over 59,234 shares.

(7)	Davis Selected Advisers L.P. (“Davis”) filed an amended Schedule 13G with the SEC on February 14, 2006. This Schedule 13G shows that Davis, a registered investment adviser, had sole voting and dispositive power over 9,772,751 shares.

(8)	Harris Associates L.P. (“Harris”) and its general partner, Harris Associates Inc. (“Harris Associates”), jointly filed a Schedule 13G with the SEC on February 14, 2006. This Schedule 13G shows that Harris, a registered investment adviser, and Harris Associates, a Delaware corporation, had shared voting power over 5,225,394 shares, sole dispositive power over 1,290,494 shares and shared dispositive power over 3,934,900 shares. Harris serves as investment adviser to the Harris Associates Investment Trust (the “Trust”). The Trust owns 3,934,900 shares (see footnote (9) below), which are included as shares over which Harris has shared voting and dispositive power.

(9)	Harris Associates Investment Trust, 36-4032559 series designated The Oakmark Select Fund (the “Fund”), filed a Schedule 13G with the SEC on February 14, 2006. This Schedule 13G shows that the Fund, an investment company, had shared voting and dispositive power over 3,934,900 shares.

FINANCIAL PERFORMANCE COMPARISON GRAPH*
SINCE OCTOBER 3, 2000

In accordance with SEC rules, the graph below compares the Company’s cumulative total shareholder return against the cumulative total return of the Standard & Poor’s MidCap 400 Index and a published industry index starting on October 3, 2000, the date on which the Company’s Common Stock commenced regular-way trading on the NYSE after September 30, 2000. On that date, the company then known as The Dun & Bradstreet Corporation (“Old D&B”) separated into two publicly traded companies: the “new” Dun & Bradstreet Corporation (i.e., the company to which this Proxy Statement relates) and Moody’s Corporation. The separation of the two companies was accomplished through a tax-free distribution by Old D&B of the shares of Common Stock of the Company (the “Spin-Off”). Old D&B then changed its name to “Moody’s Corporation.”

As an industry index, the Company chose the S&P MidCap Diversified Commercial & Professional Services Index (previously named the S&P 400 MidCap Diversified Commercial Services — Specialized Index), a subset of the S&P 400 MidCap Index that includes companies that provide business-to-business services.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
AMONG D&B, S&P MIDCAP DIVERSIFIED COMMERCIAL &
PROFESSIONAL SERVICES AND S&P MIDCAP 400

*	Assumes $100 invested on October 3, 2000, and reinvestment of dividends.

EXECUTIVE OFFICERS

Executive Officers

The following table lists all of our executive officers. Our officers are elected by our Board of Directors and each will hold office until his or her successor is selected, or until his or her earlier resignation or removal.

Name	Title	Age
Steven W. Alesio (1)	Chairman and Chief Executive Officer	51
James. P. Burke	Senior Vice President — Global Solutions and Chief Marketing Officer	40
Patricia A. Clifford	Senior Vice President — Human Resources	41
Anastasios Konidaris	Senior Vice President — Finance Operations and Principal Accounting Officer	39
David J. Lewinter	Senior Vice President — General Counsel and Corporate Secretary	44
Sara Mathew	Chief Financial Officer, President — D&B International and Leader, Strategy	50
Michael Pepe	President — D&B U.S.	51
Byron Vielehr	Senior Vice President — Technology and Chief Information Officer	42

(1)	Mr. Alesio’s biographical information is provided above under the “Directors with Terms Expiring at the 2008 Annual Meeting” section of this Proxy Statement.

Mr. Burke, senior vice president, was appointed chief marketing officer and leader, global solutions of D&B effective January 1, 2006. He previously served as leader, U.S. risk management solutions of D&B from July 2004 to December 2005, in addition to serving as vice president, RMS products and marketing from April 2004 to October 2004. Mr. Burke also served as vice president, RMS traditional products from March 2003 to March 2004, and as vice president, small business solutions from December 2001 to February 2003. Prior to joining D&B, Mr. Burke was the chief development officer with Prudential’s e-business group from March 2000 to July 2001 and head of internet marketing at First USA Bank from September 1997 to February 2000.

Ms. Clifford, senior vice president, has served as leader, human resources of D&B since 2002, and assumed additional leadership responsibility for team member communications in October 2004. She previously served as executive assistant to the chairman and chief executive officer and winning culture champion from April 2000 to May 2002, and as assistant corporate secretary from October 1996 to March 2001.

Mr. Konidaris, senior vice president, has served as leader, finance operations of D&B since March 2005, and as principal accounting officer since May 2005. Before joining D&B, he served at Schering Plough as group vice president of the global diversified products group division from May 2004 to February 2005 and group vice president of finance, global pharmaceutical group from August 2003 to May 2004. Prior to that time, Mr. Konidaris was vice president of finance, North America of Pharmacia Corporation from June 2000 to July 2003.

Mr. Lewinter, senior vice president, has served as D&B’s general counsel and corporate secretary since May 2002. He previously served as vice president and leader—European legal affairs from September 2001 to April 2002. Prior to that, Mr. Lewinter served as a vice president of D&B’s domestic legal department from April 2000 to August 2001 and as corporate secretary from November 1999 to August 2001.

Ms. Mathew has served as D&B’s chief financial officer since August 2001, with additional leadership responsibility for strategy since January 2005, and was additionally appointed as president, D&B International effective January 1, 2006. Before joining D&B, she served in various positions at Procter & Gamble, including vice president of finance for the ASEAN region from August 2000 to July 2001, comptroller and chief financial officer of the global baby care business unit from July 1998 to July 2000, and various other positions prior to that.

Mr. Pepe was appointed as president, D&B U.S. effective January 1, 2006. He previously served as leader, U.S. customers of D&B from January 2005 to December 2005, and as senior vice president, U.S. sales, from March 2004 to December 2004. Before joining D&B, he held numerous leadership positions with Time Warner Inc., the most recent of which was the president and chief executive officer of Time Inc. International from March 2000 to April 2003. Prior to this position, he was president and chief operating officer of Time Warner Digital Media from December 1999 to February 2000 and president of Business Information Group, Time Inc. from September 1993 to December 1999.

Mr. Vielehr, senior vice president, has served as D&B’s chief information officer and leader, technology since July 2005. Before joining D&B, he served as president and chief operating officer of Northstar Systems International, Inc. from October 2004 to May 2005. Prior to this, Mr. Vielehr held several leadership positions with Merrill Lynch, serving as the chief technology officer and managing director for the Global Private Client group from November 2001 to March 2004 and the chief technology officer, global head of eBusiness and managing director for Merrill Lynch Investment Managers from February 2000 to November 2001. Prior to Merrill Lynch, Mr. Vielehr was the head of eBusiness and vice president at Strong Mutual Funds from May 1997 to February 2000.

COMPENSATION OF EXECUTIVE OFFICERS

Report of the Compensation & Benefits Committee

Overview of Executive Compensation Philosophy and Program

The Compensation & Benefits Committee has responsibility for establishing the compensation of the Company’s executive officers, including Steven W. Alesio, its Chairman & CEO. The Committee operates pursuant to a written charter1 and consists solely of independent directors of the Company, in accordance with NYSE listing standards and other applicable regulations. In keeping with its charter, the Committee met seven times during 2005 to establish, review and administer the Company’s executive compensation policies and programs to ensure that they continue to support the Company’s Blueprint for Growth strategy2 and achievement of the Company’s strategic priorities.

The Committee has retained an independent third-party consulting organization to assist the Committee in fulfilling its responsibilities. The independent consultant is engaged by and reports directly to the Committee. The independent consultant generally attends all meetings of the Committee.

The Company’s 2005 executive compensation program was designed to:

•	Attract, motivate and retain top leadership by providing a total compensation opportunity that is competitive with the Company’s market for executive talent;

•	Ensure both a strong relationship between pay and Company performance and alignment of executive and shareholder interests; and

•	Reinforce behaviors that are consistent with the Company’s strategy to build a “Winning Culture”[3] in order to drive superior execution of its business plan.

(1)	A copy of the Compensation & Benefits Committee Charter is available on the Company’s Web site (www.dnb.com) or by contacting the Corporate Secretary of the Company.

(2)	For a discussion of the Company’s Blueprint for Growth strategy, refer to “Item 1. Business — Our Aspiration and Our Strategy” in the Company’s Form 10-K for the year ended December 31, 2005.

(3)	For more information about “Winning Culture,” refer to “Item 1. Business — Our Aspiration and Our Strategy —Build a Winning Culture” in the Company’s Form 10-K for the year ended December 31, 2005.

To meet these objectives, the 2005 compensation program for executive officers consisted of the following three components:

•	Base salary;

•	Annual cash bonus plan; and

•	Long-term incentives.

Base Salary.    In setting the base salaries of executive officers, a variety of factors was considered, including: individual performance, competencies, skills and prior experience; scope of responsibility and accountability within the organization; and pay levels in the compensation comparison group.

The compensation comparison group is a peer group of twenty-four companies in financial services and business information and technology services. Companies were selected for the compensation comparison group on the basis that they are broadly within the revenue size range of the Company; have executive positions comparable to those of the Company requiring a similar set of management skills and experience; and/or are representative of organizations that compete with the Company for business or executive talent. As such, the compensation comparison group is different than the group of peer companies used to prepare the Financial Performance Comparison Graph located in this Proxy Statement, which is selected on a relevant investment index or business-to-business services basis. In addition to base salary, the following components of pay were also analyzed by the independent consultant: target bonus, target total cash, long-term incentives, and target total compensation. Analyses covered both unadjusted and regression size-adjusted data (for revenue size and market cap) as well as a review of the relationship between executive officer pay and company performance, including measures of growth, efficiency and shareholder value creation.

Annual Cash Bonus Plan.    Through the annual cash bonus plan, approximately 50% of 2005 total cash compensation was “at risk” since payment was based on performance against predetermined annual measures. The performance measures for 2005 were set by the first quarter of 2005 by the Committee after review and approval by the Board of Directors of the Company’s 2005 business plan.

The Company’s executive officers were designated by the Committee as participants in the D&B Covered Employee Cash Incentive Plan (“CIP”) which was initially approved by shareholders in 2001 and is being submitted to shareholders for re-approval in this Proxy Statement (see Proposal No. 3). Under the CIP, the Committee established on February 24, 2005, a maximum annual cash bonus opportunity of eight-tenths of one percent of D&B’s 2005 earnings before taxes1 for the Chairman & CEO and five-tenths of one percent of D&B’s 2005 earnings before taxes for each of the other designated executive officers of the Company. Actual annual cash bonus payouts to the Chairman & CEO and other designated executive officers of the Company were less than these maximums. In 2005, D&B’s earnings before taxes were $354.1 million. Therefore, the maximum annual cash bonus opportunity for the Chairman & CEO was $2,832,800 and for other executive officers of the Company the maximum was $1,770,500 per participant.

In determining whether to award the maximum annual cash bonus generated by the pre-tax earnings formula, the Committee also considered performance against four measures or goals weighted as follows: 40% to Company-wide core revenue growth; 30% to growth in earnings per share before non-core gains and charges (“EPS”) and operating income before non-core gains and charges (“operating income”); 20% to the Company’s Customer Goal (a three-part goal which measures team member progress regarding customer focus and quality, improvements in customer commitment, and the development and launch of an enhanced customer survey); and 10% to employee satisfaction (an index measured by the Company’s Winning Culture Survey, which gauges employee perspectives in a number of important dimensions such as leadership, strategy and work environment).

(1)	Refer to Income before Provision for Income Taxes in “Item 8. Consolidated Statements of Operations” in the Company’s Form 10-K for the year ended December 31, 2005.

A target level of performance was established for each performance goal, which results in a full bonus payout being earned if the target for the measure was achieved. Achievement below the target results in a smaller or no bonus payout for that measure and achievement above the target yields a larger bonus payout. The potential range of bonus payout for each performance goal was 0% to 200%; however, the aggregate bonus payout for all performance goals may not exceed the maximum annual cash bonus opportunity generated by the pre-tax earnings formula. For bonus determination purposes, the Committee may also approve adjustments to performance goals to exclude the impact of non-core gains and charges or extraordinary items.

Under the Company’s annual cash bonus plan, payouts to individual executive officers (other than the Chairman & CEO) and other bonus plan participants were subject to a discretionary adjustment of +/-20%. The Committee approves all discretionary adjustments upon recommendation from and after discussion with the Chairman & CEO. Such adjustments are limited and are based on exceptional cases where an individual’s performance positively or negatively impacts Company performance. In addition, the Committee, in its sole discretion, may apply additional positive or negative adjustments to payouts to individual executive officers, including the Chairman & CEO. In no instance, however, will such adjustments exceed the maximum annual cash bonus opportunity generated by the pre-tax earnings formula described above.

In 2005, Company results against the four performance measures or goals that the Committee used to evaluate the level of the individual executive officer’s annual bonus payout were as follows:

•	Goal weight of 40%: core revenue growth of 8%[1], which was within the Company’s external guidance of 6% to 8%;

•	Goal weight of 30% including:

	–	EPS growth of 17%[2] or $3.49, which was within the range of external guidance of 14% to 17% or $3.39 to $3.49, as well as revised external guidance of 15% to 18% or $3.43 to $3.51;

	–	Operating income growth of 13%, which was within external guidance of 11% to 14%, and revised external guidance of 12% to 14%;

•	Goal weight of 20%: less than targeted results against the Company’s Customer Goal with improvements in certain customer measures such as customer commitment and the successful implementation of the Company’s enhanced customer survey, offset by mixed results with other customer metrics; and

•	Goal weight of 10%: Employee Satisfaction Index, as measured by the Winning Culture Survey (which is tabulated by an independent third-party consulting organization), was at target, improving to the highest level achieved since the Winning Culture Survey was implemented in 2001.

(1)	The Company achieved reported 2005 total revenue growth of 2% determined in accordance with generally accepted accounting principles (“GAAP”), up 1% before foreign exchange due to the impact of divested international businesses. See Schedule I to this Proxy Statement for a quantitative reconciliation of total revenue in accordance with GAAP to core revenue for the 2005 and 2004 fiscal years, as well as the effects of foreign exchange on the 2005 core revenue growth rate. Also see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business” in the Company’s Form 10-K for the year ended December 31, 2005, for a discussion of the Company’s use of core revenue growth before the effects of foreign exchange and why management believes this measure provides useful information to investors.

(2)	The Company achieved 2005 reported EPS growth of 10% on a GAAP basis. See Schedule II to this Proxy Statement for a quantitative reconciliation of reported EPS in accordance with GAAP to EPS before non-core gains and charges for the 2005 and 2004 fiscal years. Also see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business” in the Company’s Form 10-K for the year ended December 31, 2005, for a discussion of the Company’s use of EPS before non-core gains and charges and why management believes this measure provides useful information to investors.

The Company Scorecard is an important part of the Company’s annual bonus plan; it ensures that the sum of total annual cash bonus plan awards to participants (including executive officers and non-executive officers in the plan) is in line with overall Company results.

The Company Scorecard is based on three performance criteria: first, the Company-wide 2005 core revenue growth goal; second, 2005 growth in EPS; and third, a principles-based assessment by the Committee of the Company’s overall performance. That assessment included the Company’s performance against external guidance to shareholders and leadership as evidenced by the Company’s execution of its Blueprint for Growth strategy. Upon review of performance against these criteria, the Committee may increase or decrease the size of the total bonus pool to ensure alignment with overall Company results. However, in no instance will the Company Scorecard exceed the maximum annual cash bonus for the Chairman & CEO and other designated executive officers of the Company, as determined by the pre-tax earnings formula noted above.

Based on the Committee’s review and consideration of overall Company results, the total annual cash bonus pool for 2005 was set at 100.0% of total target annual bonus opportunities. The sum total of individual bonus recommendations was within the bonus pool set by the Committee and resulted in the specific 2005 compensation awards for executive officers as discussed above and as shown in the “Summary Compensation Table for the Last Three Fiscal Years (2003–2005)” that follows this report.

Long-Term Incentives.    Through the 2005 long-term incentive program, over 50% of the total compensation opportunity provided to executive officers was equity-based (i.e., stock options and performance-based restricted stock). This emphasis on equity compensation reflects the Committee’s view that there should be a close alignment between executive officer rewards and shareholder value creation.

For the Chairman & CEO and other executive officers of the Company, the total value of their equity-based compensation was comprised of a grant of stock options (50% of the total value) and a performance-based restricted stock opportunity (the remaining 50% of the total value). This opportunity is denominated in dollars and represents the maximum opportunity.

The stock option grant was made effective February 25, 2005 and vests according to the terms and conditions as noted in the “Option/SAR Grants in the Last Fiscal Year (2005)” table that follows this report. With respect to the performance-based restricted stock component, in 2005 each executive officer was provided with a maximum dollar opportunity to receive an award of restricted stock effective in 2006. That award was fully contingent on 2005 performance against the same measures or goals that were used by the Committee in determining payout under the annual cash bonus plan (i.e., core revenue growth, EPS and operating income growth, Company customer goal, and employee satisfaction). The restricted stock award, earned in 2005, was granted after the conclusion of the fiscal year based on performance and vests according to the terms and conditions as noted in the “Summary Compensation Table for the Last Three Fiscal Years (2003–2005)” that follows this report.

In the aggregate, the Committee positions target total compensation (base salary plus target annual cash bonus plus target equity) for the Company’s executive officers at the 65th percentile of the compensation comparison group as provided by its independent third-party consulting organization. Actual levels of total compensation will, of course, vary based on performance.

Compensation of the Chairman and Chief Executive Officer

Total Cash Compensation.    On January 1, 2005, Steven W. Alesio succeeded Allan Z. Loren as the Company’s chief executive officer and on May 31, 2005, Mr. Alesio was named to the additional position of chairman of the board.

In recognition of these appointments and after consideration of Mr. Alesio’s prior leadership experience, scope of responsibility and accountability, and the competitive pay levels in the compensation comparison group, effective January 1, 2005, the Committee increased Mr. Alesio’s base salary to $750,000 and 2005 target annual cash bonus plan opportunity to $975,000, or 130% of his base salary. Mr. Alesio’s 2005 target total cash compensation opportunity (i.e., base salary plus target annual cash bonus opportunity) was $1,725,000. Under the Company’s CIP, as described above, Mr. Alesio’s annual cash bonus opportunity was subject to the maximum annual cash bonus opportunity of eight-tenths of one percent of D&B 2005 earnings before taxes, or $2,832,800.

Mr. Alesio’s target annual bonus opportunity was apportioned among the same measures as other executive officers of the Company, as described above under Annual Cash Bonus Plan.

The Committee based Mr. Alesio’s annual cash bonus award of $1,200,000, or 123% of his target opportunity, on performance against these criteria, an overall assessment of Company performance also noted above, and the results of the Committee’s formal performance evaluation of the Chairman & CEO. In its formal performance evaluation, the Committee noted that through Mr. Alesio’s leadership, the Company had successfully transitioned executive management while continuing to focus on its commitment to increase shareholder value and transform D&B into a growth company.

Long-Term Compensation.    Approximately 70% of Mr. Alesio’s 2005 target total compensation (base salary plus annual cash bonus opportunity plus the value of long-term grants) consisted of equity-based awards as follows:

•	A grant to Mr. Alesio of 104,400 stock options was approved by the Committee effective February 25, 2005, after consideration of performance and pay positioning versus the Company’s compensation comparison group. The stock options have the same terms as described above.

•	An award of 31,984 shares of performance-based restricted stock was approved by the Committee effective February 24, 2006. That award represented 100% of Mr. Alesio’s 2005 maximum restricted stock award opportunity of $2,000,000 and was based on the Committee’s assessment of 2005 performance against the same measures or goals in the Company’s annual cash bonus plan. The restricted stock grant has the same terms as described above.

Executive Stock Ownership Guidelines

The Company has adopted stock ownership guidelines whereby executive officers and other members of senior management are expected to achieve over time a minimum level of ownership in the Common Stock of the Company. These levels of stock ownership are expressed as a multiple of the executive officer’s salary. For the Chairman & CEO, the minimum level of stock ownership is six times salary; for members of the Company’s Global Leadership Team or GLT (i.e., about 18 senior executives), the minimum level of stock ownership is four times salary; and for other executives in the Company’s long-term incentive program, two times salary. All executives covered by the Company’s stock ownership guidelines are expected to retain 100% of net shares resulting from equity compensation awards until the stock ownership guideline is achieved; after attainment of the stock ownership guideline, 50% of net shares resulting from equity compensation rewards must be held for one year. The establishment of these guidelines is another component of the Company’s efforts to align the interests of executive officers and shareholders.

Tax Deductibility

Section 162(m) of the U.S. Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to the Company’s Chairman & CEO and the Company’s four other highest paid executive officers unless certain specific and detailed criteria are satisfied. The Committee believes that it is often desirable and in the best interests of the Company to deduct compensation payable to its executive officers. In this regard, the Committee considers the anticipated tax treatment to the Company and its executive officers in its review and establishment of compensation programs and payments. Notwithstanding the Committee’s efforts, no assurance can be given that compensation will be fully deductible under Section 162(m) and in certain instances the Committee has determined that it will not necessarily seek to limit compensation to that deductible under Section 162(m).

Compensation & Benefits Committee

Ronald L. Kuehn, Jr., Chairman
John W. Alden
Victor A. Pelson
Sandra E. Peterson
Michael R. Quinlan

February 24, 2006

The following table sets forth the compensation paid by the Company and its subsidiaries during the fiscal years ended December 31, 2005, 2004 and 2003 to the Chairman & CEO, each of the other four most highly compensated executive officers and one other individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer as of December 31, 2005.

Summary Compensation Table for the Last Three Fiscal Years (2003–2005)

					Long-term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Restricted Stock Award(s) ($)(3)	Securities Underlying Options/ SARs (#)(4)	LTIP Payouts ($)	All Other Compensation ($)(5)
Steven W. Alesio (6)	2005	750,000	1,200,000	0	2,317,561	104,400	0	31,981
Chairman and Chief	2004	500,000	1,000,000	0	1,587,260	83,550	0	26,787
Executive Officer	2003	500,000	850,000	0	519,291	97,500	0	34,005

Sara Mathew	2005	450,000	486,000	0	953,066	43,000	0	35,764
Chief Financial Officer, President,	2004	400,000	530,075	0	1,128,550	54,300	0	28,296
D&B International and Leader, Strategy	2003	375,000	315,000	0	344,051	56,500	0	29,061

Michael Pepe (7)	2005	450,000	540,000	0	637,286	28,700	0	0
President, D&B U.S.	2004	291,667	448,525	0	609,195	30,000	0	0

James P. Burke	2005	300,000	464,902	0	289,695	13,100	0	21,235
Senior Vice President, Global Solutions	2004	234,162	410,433	0	114,525	5,500	0	16,627
Chief Marketing Officer	2003	214,164	102,056	0	31,800	7,800	0	10,271

David J. Lewinter	2005	330,000	240,900	0	322,664	14,500	0	24,158
Senior Vice President, General	2004	300,000	333,190	0	304,567	14,660	0	19,158
Counsel & Corporate Secretary	2003	260,000	185,430	0	67,660	20,400	0	15,609

Allan Z. Loren (8)	2005	289,236	450,000	84,685	0	0	0	83,712
Former Chairman	2004	700,000	2,000,000	0	2,939,984	161,230	0	81,438
	2003	700,000	1,350,000	0	1,335,947	236,500	0	67,420

(1)	With the exception of Mr. Burke, the bonus amounts shown represent bonuses received pursuant to the annual cash bonus plan, which are earned in the performance year and paid in the following year. Mr. Burke’s 2003 and 2004 payments include bonuses earned in connection with a sales incentive plan, which amounts are paid during the performance year as well as after the performance year. Mr. Burke’s 2005 payments include both bonuses earned pursuant to the annual cash bonus plan as well as bonuses earned in connection with a sales incentive plan established in 2004.

(2)	The amount shown for Mr. Loren includes (a) transfer of title of the fair market value of the Company automobile to Mr. Loren at the time of retirement as per his Amendment to Employment Agreement (described later in this Proxy Statement) (2005 — $44,236); (b) the tax assistance amount on the fair market value of the Company automobile (2005 — $33,989); and other compensation, such as personal use of the Company automobile.

(3)	Amounts shown represent the dollar value of restricted stock on the date of grant. The restricted stock amounts shown for 2005 for the applicable named executive officers were based on achievement against a performance-based maximum restricted stock opportunity established in and for 2005; relative to the 2005 opportunity, restricted stock awards were granted on February 24, 2006 and will vest 20% after one year from date of grant, an additional 30% after two years, and the remaining 50% after three years. The number of restricted shares granted to each applicable named executive officer on February 24, 2006 was as follows: Mr. Alesio — 31,984 shares; Ms. Mathew — 13,153 shares; Mr. Pepe — 8,795 shares; Mr. Burke — 3,998 shares; and Mr. Lewinter — 4,453 shares.

Relative to the 2004 restricted stock opportunity, the restricted stock awards granted on February 25, 2005 to Mr. Alesio, Ms. Mathew, Mr. Pepe, Mr. Burke, and Mr. Lewinter vested 20% on February 25, 2006, and an additional 30% will vest two years after the date of grant and the remaining 50% after three years. The 2003 restricted stock grants to Mr. Alesio, Ms. Mathew, Mr. Burke and Mr. Lewinter vested in full on February 12, 2006. The terms of the grants to all named executive officers provide for the payment of dividends at the same rate established from time to time for the Common Stock. We did not pay any dividends on our common stock during the years ended December 31, 2005, 2004 and 2003, respectively, and we do not currently have plans to pay dividends to shareholders.

In the case of certain predefined events, as described in Mr. Alesio’s employment agreement, the vesting of his 2003, 2004 and 2005 restricted stock grants may be accelerated. The number and value of the restricted stock holdings of Mr. Alesio as of December 30, 2005 was 41,392 shares ($2,771,608). This number and value does not include Mr. Alesio’s February 24, 2006 restricted stock award.

The number and value of the restricted stock holdings of the remaining named executive officers based on the closing market price of the Common Stock of $66.96 as of December 30, 2005 were: Ms. Mathew — 28,686 shares ($1,920,815); Mr. Pepe — 9,995 shares ($669,265); Mr. Burke — 2,819 shares ($188,760); and Mr. Lewinter — 6,997 shares ($468,519). These numbers and values do not include the February 24, 2006 restricted stock awards.

Mr. Loren’s 2003 and 2004 restricted stock grants vested in full on May 30, 2005, upon his retirement.

(4)	Amounts shown represent the number of non-qualified stock options granted each year. Limited stock appreciation rights (“LSARs”) were granted in tandem with 2003 and 2004 options awarded to named executive officers. LSARs are no longer granted in tandem with option grants.

(5)	Amounts shown represent aggregate annual Company contributions for the account of each named executive officer under the Dun & Bradstreet Profit Participation Plan (“PPP”) and the Profit Participation Benefit Equalization Plan (“PPBEP”), which plans are open to all U.S. employees of the Company and certain subsidiaries. The PPP is a tax-qualified defined contribution plan and the PPBEP is a non-qualified plan that provides benefits to participants in the PPP equal to the amount of Company contributions that would have been made to the participants’ PPP accounts but for certain federal tax laws.

(6)	Prior to his appointment as Chairman & CEO in 2005, Mr. Alesio was president and chief operating officer of the Company in 2004 and 2003.

(7)	The 2004 salary for Mr. Pepe represents the amount earned from his date of employment on March 1, 2004.

(8)	Mr. Loren was not an executive officer of the Company on December 31, 2005. As part of the Company’s executive transition plan, effective January 1, 2005, Mr. Loren ceased to serve as the Company’s Chief Executive Officer and retired from the position of Chairman of the Board of the Company on May 30, 2005.

Option/SAR Grants in the Last Fiscal Year (2005)

	Number of Securities Underlying Options/SARs Granted (#)(1)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Grant Date Present Value ($)(2)
Steven W. Alesio	104,400	17.13%	60.5350	2/25/2015	2,624,616
Sara Mathew	43,000	7.06%	60.5350	2/25/2015	1,081,020
Michael Pepe	28,700	4.71%	60.5350	2/25/2015	721,518
James P. Burke	13,100	2.15%	60.5350	2/25/2015	329,334
David J. Lewinter	14,500	2.38%	60.5350	2/25/2015	364,530
Allan Z. Loren	0	0	0	0	0

(1)	For the named executive officers, all options become exercisable in four equal annual installments commencing on the first anniversary of the grant.

Option grants made in 2003 and 2004 were made in tandem with LSARs. LSARs are exercisable only if and to the extent that the related option is exercisable and are exercisable only during the 30-day period following the acquisition of at least 20% of the outstanding Common Stock pursuant to a tender or exchange offer not made by the Company. Each LSAR permits the holder to receive cash equal to the excess over the related option exercise price of the highest price paid pursuant to a tender or exchange offer for Common Stock that is in effect at any time during the 60 days preceding the date upon which the LSAR is exercised. LSARs can be exercised regardless of whether the Company supports or opposes the offer but automatically terminates once the holder of the LSAR is no longer an officer of the Company who is subject to the reporting requirements under Section 16 of the Securities Exchange Act of 1934, as amended. LSARs are no longer granted in tandem with option grants made in 2005 and thereafter.

(2)	The grant date present value is based on the Black-Scholes option valuation model, which makes the following assumptions: an expected stock-price volatility factor of 30%; a risk-free rate of return of 4.19%; a dividend yield of 0.0%; and a weighted average exercise date of 6.9 years.

These assumptions may or may not be fulfilled. The amounts shown cannot be considered predictions of future value. In addition, the options will gain value only to the extent the stock price exceeds the option exercise price during the life of the option.

Aggregated Option/SAR Exercises in the Last Fiscal Year and Fiscal Year-End Option/SAR Values (2005)

			Number of Securities Underlying Unexercised Options/SAR’s at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options/SAR’s at Fiscal Year-End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Steven W. Alesio	0	0	321,953	438,497	12,020,647	11,349,062
Sara Mathew	0	0	130,241	198,559	4,018,997	4,602,308
Michael Pepe	0	0	7,500	51,200	94,050	466,548
James P. Burke	0	0	5,508	27,092	145,931	459,535
David J. Lewinter	0	0	52,338	65,762	2,031,992	1,550,193
Allan Z. Loren (2)	1,736,500	75,392,556	161,230	0	2,202,402	0

(1)	The values shown equal the difference between the exercise price of unexercised in-the-money options and the closing market price of the underlying Common Stock of $66.96 on December 30, 2005. Options are in-the-money if the fair market value of the Common Stock exceeds the exercise price of the option.

(2)	With respect to Mr. Loren, all options were fully exercisable upon his retirement on May 30, 2005.

Retirement Benefits

The following table sets forth the estimated aggregate annual benefits payable under D&B’s Retirement Account Plan, Pension Benefit Equalization Plan (PBEP) and Supplemental Executive Benefit Plan (SEBP), as in effect during 2005 to persons in specified average final compensation and credited service classifications upon retirement at age 65. Amounts shown in the table include U.S. Social Security benefits that would be deducted in calculating benefits payable under these plans. These aggregate annual retirement benefits do not increase as a result of additional credited service after 20 years.

	Estimated Aggregate Annual Retirement Benefit Assuming Final Credited Service of:
Average Final Compensation	5 years	10 years	15 Years	20 Years	25 Years
$ 650,000	130,000	260,000	325,000	390,000	390,000
700,000	140,000	280,000	350,000	420,000	420,000
750,000	150,000	300,000	375,000	450,000	450,000
800,000	160,000	320,000	400,000	480,000	480,000
850,000	170,000	340,000	425,000	510,000	510,000
900,000	180,000	360,000	450,000	540,000	540,000
950,000	190,000	380,000	475,000	570,000	570,000
1,000,000	200,000	400,000	500,000	600,000	600,000
1,100,000	220,000	440,000	550,000	660,000	660,000
1,200,000	240,000	480,000	600,000	720,000	720,000
1,300,000	260,000	520,000	650,000	780,000	780,000
1,400,000	280,000	560,000	700,000	840,000	840,000
1,500,000	300,000	600,000	750,000	900,000	900,000
1,750,000	350,000	700,000	875,000	1,050,000	1,050,000
2,300,000	460,000	920,000	1,150,000	1,380,000	1,380,000

The number of full years of credited service under the plans for Mr. Alesio, Ms. Mathew, Mr. Pepe, Mr. Burke, Mr. Lewinter and Mr. Loren are 5, 5, 2, 5, 7 and 5, respectively.

Compensation, for the purpose of determining retirement benefits, consists of salary, wages, regular cash bonuses, commissions and overtime pay. Severance pay, contingent payments and other forms of special remuneration are excluded. Bonuses included in the Summary Compensation Table, contained within the “Compensation of Executive Officers” section of this Proxy Statement, are normally not paid until the year following the year in which they are accrued and expensed. Therefore, compensation for purposes of determining retirement benefits varies from the Summary Compensation Table amounts in that bonuses expensed in the previous year, but paid in the current year, are part of retirement compensation in the current year, and the current year’s bonuses accrued and included in the Summary Compensation Table are not.

For the reasons discussed above, compensation for determining retirement benefits for the named executive officers differed by more than 10% from the amounts shown in the Summary Compensation Table. For purposes of determining retirement benefits for Mr. Alesio, Ms. Mathew, Mr. Pepe, Mr. Burke, Mr. Lewinter and Mr. Loren, compensation in 2005 was $1,750,000, $980,075, $898,525, $699,338, $663,190 and $2,289,236, respectively.

Average final compensation is defined as the highest average annual compensation during five consecutive 12-month periods in the last 10 consecutive 12-month periods of the member’s credited service. Members vest in their accrued retirement benefit upon completion of five years of service. The benefits shown in the table above are calculated on a straight-life annuity basis.

The Retirement Account Plan, together with the PBEP, provides retirement income based on a percentage of annual compensation. The percentage of compensation allocated annually ranges from 3% to 12.5%, based on age and credited service. Amounts allocated also receive interest credits based on the average yield on 30-year Treasuries, with a minimum compounded annual interest credit rate of 3%.

The SEBP provides retirement benefits in addition to the benefits provided under the Retirement Account Plan and the PBEP. The SEBP has the effect of increasing the retirement benefits under the Retirement Account Plan and the PBEP to the amounts shown in the preceding table. The SEBP provides maximum benefits after 20 years.

The following table summarizes our equity compensation plan information as of December 31, 2005.

Equity Compensation Plan Information

	(A)	(B)	(C)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity compensation plans approved by security holders (1)	5,835,150 (2)	$33.50	4,017,285 (3)

(1)	This table includes information for two equity compensation plans adopted in connection with our separation from Moody’s Corporation. As of December 31, 2005, a total of 921,974 shares of D&B Common Stock were issuable upon exercise of outstanding options and other rights under those two plans. The weighted average exercise price of those outstanding options and other rights is $14.52 per share. No additional options or other rights may be granted under those two plans.

(2)	Includes options for 5,740,625 shares of D&B Common Stock, restricted stock units of 88,489 shares of D&B Common Stock and deferred performance shares of 6,036 shares of D&B Common Stock. This amount does not include outstanding shares of restricted Common Stock of 314,275.

(3)	Includes shares available for future purchases under our ESPP. As of December 31, 2005, an aggregate of 906,114 shares of D&B Common Stock were available for purchase under the ESPP.

Employment, Change In Control, Severance, Deferral and Detrimental Conduct Arrangements

Employment Arrangements

On January 1, 2005, Steven W. Alesio succeeded Allan Z. Loren as the Company’s chief executive officer. Mr. Loren remained as the Company’s chairman of the board until May 30, 2005, at which time he retired from the Board.

In connection with the succession plan, the Company entered into an amendment of Mr. Loren’s existing employment agreement and entered into a new employment agreement with Mr. Alesio. The terms of these agreements with Messrs. Loren and Alesio were established by the Company’s Compensation & Benefits Committee (the “Committee”), with input from the Committee’s independent compensation consultant and corporate governance advisor. As further described below, with respect to Mr. Loren’s compensation, the Committee determined that it was appropriate to maintain his compensation and benefits at the 2004 levels, with the exception that Mr. Loren would not be eligible for any additional equity awards. With respect to Mr. Alesio’s compensation, the Committee developed a compensation program that reflected the Company’s pay-for-performance philosophy (by delivering a significant portion of overall compensation value through equity and bonus award opportunities, as further described below) and which was competitively positioned based on market data provided by the Committee’s independent compensation consultant.

Allan Z. Loren.    As noted above, under Mr. Loren’s agreement, he ceased to serve as the Company’s chief executive officer on January 1, 2005, and as the Company’s chairman of the board on May 30, 2005, at which point Mr. Loren retired from the Company and the Board of Directors. Mr. Loren’s base salary and target and maximum bonus were unchanged from his prior agreement. Accordingly, from January 1, 2005 through May 30, 2005, Mr. Loren was entitled to an annualized base salary of $700,000. He was also entitled to a cash incentive opportunity for the period of January 1, 2005 through May 30, 2005. Mr. Loren’s target bonus was 150% of his prorated annual base salary, with a maximum payout of 200% of the target bonus, the same target and maximum percentages as in 2004. The amount of the actual bonus paid was to be determined by the Committee, based on its assessment of Mr. Loren’s contribution to the success of the leadership transition plan and his execution of his Board duties. Mr. Loren was not to be entitled to any additional equity awards.

Consistent with Mr. Loren’s existing agreement, all of his prior equity compensation grants vested in full upon his retirement.

After Mr. Loren’s employment as chairman was terminated on May 30, 2005, the Company transferred to him the title to the Company automobile previously provided to him and paid him a tax gross-up payment to cover any taxes that were due as a result of the transfer. In addition, under the terms of his amended agreement, following termination on May 30, 2005, Mr. Loren was entitled to the retiree medical, dental and life insurance benefits coverage, regardless of any age or service requirements, that is provided under the Company’s plans to other retired executives. If, prior to May 30, 2005, Mr. Loren was terminated by the Company without cause (as defined in the amended employment agreement), terminated his employment for good reason (as defined in the amended employment agreement), died or became disabled, or a change in control of the Company occurred, all previously granted stock options and restricted stock would have immediately vested. In addition, if Mr. Loren’s employment was terminated by the Company without cause or Mr. Loren terminated his employment for good reason, Mr. Loren would have been entitled to continued payment of his annual base salary until May 30, 2005, and, to the extent not previously paid, his target bonuses for each fiscal year through fiscal year 2005 (prorated for the partial year), but in no event would Mr. Loren have received less than $805,000. Finally, if Mr. Loren was terminated by the Company without cause, terminated his employment for good reason, or died or became disabled before May 30, 2005, Mr. Loren would have received a benefit under the Company’s SEBP calculated based on five years of service.

Mr. Loren agreed to customary restrictive covenants, including a covenant not to compete with the Company for one year.

Mr. Loren was also entitled to certain benefits under a change in control agreement. A description of this agreement is described below under “Change in Control Arrangements.”

Steven W. Alesio.    Under Mr. Alesio’s agreement, he has served as the Company’s chief executive officer since January 1, 2005 and became chairman of the board beginning on May 31, 2005.

The agreement, which has a three-year term through December 31, 2007 (subject to earlier termination as provided in the agreement), provides that Mr. Alesio will be paid an annual base salary of $750,000 (up from $500,000 in 2004). The Company’s Board of Directors may increase Mr. Alesio’s salary as it deems appropriate, but his salary may not be decreased. Mr. Alesio will be eligible to earn an annual bonus award based on the achievement of such goals and performance measures (including financial and employee satisfaction goals) as may be established by the Committee. Mr. Alesio’s target annual bonus award will be at least 130% of his base salary and his maximum annual bonus award will be at least 200% of his target annual bonus award (the same target and maximum bonus award percentages as in 2004). As noted above, the actual amount of the bonus paid to Mr. Alesio will be based on the achievement of the goals and performance measures as determined by the Committee.

The Company has also paid Mr. Alesio an initial long-term equity grant with a value of $4,000,000 (up from $3,000,000 in 2004). Beginning in 2006, he will also be entitled to annual equity-based awards at a level commensurate with his position in the discretion of the Committee. Mr. Alesio is currently, and will remain, fully vested in his accrued benefit under the SEBP.

If the Company terminates Mr. Alesio’s employment without cause (with cause generally defined as a willful failure to perform material duties or conviction of a felony) or Mr. Alesio terminates his employment for good reason (generally, an unfavorable change in employment status, a required relocation or a material willful breach of the agreement by the Company), he will be entitled to: (i) subject to his execution of a release of claims, a lump sum payment equal to two times the sum of his annual base salary and his target annual bonus through the remainder of the term; (ii) a lump sum payment equal to a pro-rata portion of his target annual bonus for the year of the termination; (iii) an enhanced benefit under our SEBP (computed based on continued employment and an annual target bonus for two years); (iv) continued medical and dental coverage for two years; and (v) the immediate vesting of the stock option and restricted stock awards granted to him in 2003 and the stock option award granted to him in 2004. If Mr. Alesio terminates his employment for good reason, he will also be entitled to special pro-rata accelerated vesting of the stock option awards granted to him before 2003. If Mr. Alesio dies or becomes disabled (as defined in the agreement), in addition to his base salary through the date of death or disability, Mr. Alesio and his estate will be entitled to a pro-rata portion of his target annual bonus for the year of the death or disability, immediate vesting of all stock options granted to him (except that, in the case of disability, options held for less than one year will be forfeited) and immediate vesting of his 2003 restricted stock award.

If the Company terminates Mr. Alesio’s employment on or after December 31, 2007 without cause or Mr. Alesio terminates his employment on or after such date for good reason, he will be entitled to the benefits under the Company’s Executive Transition Plan as if he incurred an “eligible termination” other than by reason of unsatisfactory performance. A description of our Executive Transition Plan is included below under “Severance Arrangements.”

Mr. Alesio has agreed to customary restrictive covenants, including a covenant not to compete with the Company for one year.

Mr. Alesio will also be entitled to certain benefits under a change in control agreement entered into with the Company. Mr. Alesio’s change in control agreement was extended to coincide with the term of his employment agreement. If Mr. Alesio becomes entitled to similar payments or benefits under his change in control agreement and his employment agreement, he will receive the payments or benefits under the change in control agreement only to the extent such payments or benefits exceed those available under his employment agreement. A description of this change in control agreement is included below under “Change in Control Arrangements.”

Change in Control Arrangements

The executive officers named in the “Executive Officers” section of this Proxy Statement, who are direct reports to the Chairman & CEO of the Company, will be provided certain benefits upon actual or constructive termination of employment in the event of a potential change in control or change in control of the Company. If, following a potential change in control or change in control, the executive is terminated other than for cause or by reason of death, disability or normal retirement, or the executive terminates employment for good reason (generally, an unfavorable change in employment status, compensation or benefits or a required relocation), the executive shall be entitled to receive: (i) a lump-sum payment equal to three times the sum of salary plus the annual target bonus then in effect; (ii) continuation of welfare benefits and certain perquisites for three years; (iii) retiree medical and life insurance benefits starting at age 55; (iv) outplacement consulting in the amount of 20% of the sum of salary plus the annual target bonus then in effect, but not exceeding $100,000; (v) immediate vesting of certain entitlements; (vi) a prorated annual target bonus for the year in which the change in control occurs and a full target bonus for all other bonus plans in effect at the time of termination; and (vii) payment of any excise taxes due in respect of the foregoing benefits. Regarding executive officers who are not direct reports to the Chairman & CEO, if, following a potential change in control or change in control, the executive officer is terminated other than for cause or by reason of death, disability or normal retirement, or the executive officer terminates employment for good reason (generally, an unfavorable change in employment status, compensation or benefits or a required relocation), the executive officer shall be entitled to receive the same benefits as the direct report executive officers, as described above, except that the lump-sum payment will be equal to two times the sum of salary plus the annual target bonus then in effect and the continuation of welfare benefits and certain perquisites will be for only two years.

Severance Arrangements

The Company has adopted an Executive Transition Plan (ETP) that provides severance benefits for the Company’s chief executive officer and other designated executives. The ETP currently provides for the payment of severance benefits if an eligible executive’s employment terminates by reason of a reduction in force, job elimination, unsatisfactory job performance (not constituting cause) or a mutually agreed-upon resignation. In the event of an eligible termination, the executive will be paid 104 weeks of salary continuation and (unless the executive’s employment is terminated by the Company for unsatisfactory performance) the executive’s guideline annual bonus opportunity for the year of termination, payment of which will be prorated annually over a period equal to the number of weeks of salary continuation. Salary continuation is payable at the times the executive’s salary would have been paid if employment had not terminated. In addition, the executive will receive continued medical, dental and life insurance benefits during the salary continuation period and will be entitled to such outplacement services during the salary continuation period as are being provided by the Company. Except in the case of a termination by the Company for unsatisfactory performance, the executive also will receive: (i) a prorated portion of the actual bonus for the year of termination that would have been payable to the executive under the annual bonus plan in which the executive is participating; (ii) cash payments equal in value to a prorated portion of any “performance-based awards” under the Company’s stock incentive plan, provided that the executive was employed for at least half of the applicable performance period; and (iii) financial planning/counseling services during the salary continuation period to the same extent afforded immediately prior to the termination of employment. The ETP gives the Company’s chief executive officer the discretion to reduce or increase the benefits otherwise payable to, or otherwise modify the terms and conditions applicable to, an eligible executive under the ETP, other than the chief executive officer; the Compensation & Benefits Committee has this discretion with respect to the chief executive officer.

Executive officers who do not participate in the ETP are eligible for severance benefits under the Company’s Career Transition Plan (CTP). The CTP generally provides for the payment of benefits if an eligible executive’s employment terminates by reason of a reduction in force, job elimination, unsatisfactory job performance (not constituting cause) or a mutually agreed-upon resignation. It does not apply to employee terminations in connection with the sale of stock or assets, or an elimination or reduction of operations in connection with an outsourcing or merger (or other combination, spin-off, reorganization or other similar transaction) where an offer of employment at a comparable base salary is made to the employee. In the event of an eligible termination, an executive officer will be paid 52 weeks of salary continuation (26 weeks if the executive is terminated by the Company for unsatisfactory performance), payable at the times the executive’s salary would have been paid if employment had not terminated. For this purpose, salary consists of the executive’s annual base salary at the time of termination. In addition, the executive will receive continued medical, dental and life insurance benefits during the applicable salary continuation period and will be entitled to such outplacement services during the salary continuation period as are being provided by the Company. Except in the case of a termination by the Company for unsatisfactory performance, the executive also will receive: (i) a prorated portion of the actual bonus for the year of termination that would have been payable to the executive under the annual bonus plan in which the executive is participating, provided that the executive was employed for at least six full months during the calendar year of termination; (ii) cash payments equal in value to a prorated portion of any “performance-based awards” under the Company’s stock incentive plan, provided that the executive was employed for at least half of the applicable performance period; and (iii) financial planning/counseling services during the salary continuation period to the same extent afforded immediately prior to termination of employment. The CTP gives the Company’s chief executive officer the discretion to reduce or increase the benefits otherwise payable to, or otherwise modify the terms and conditions applicable to, an eligible executive under the CTP.

Mr. Loren waived participation in both the ETP and CTP. In accordance with his employment agreement, Mr. Alesio is a participant in the ETP. All other executive officers named in the Summary Compensation Table, contained within the “Compensation of Executive Officers” section of this Proxy Statement, currently participate in the CTP.

Notwithstanding the foregoing, any severance benefits paid to an executive officer above the amounts provided by the ETP or CTP require the approval of the Compensation & Benefits Committee.

Deferral Program

The Company has a Key Employees’ Nonqualified Deferred Compensation Plan under which executives may defer part of their current salary, annual cash incentive and certain cash-based, long-term incentives to a later date. Under this program, executives have the opportunity to earn tax-deferred appreciation based on the performance of the investment funds offered under the Company’s PPP.

Detrimental Conduct Program

The Company has a detrimental conduct program under which employees are required to sign an agreement upon receipt of an equity-based award that requires employees to return a portion of the amounts received pursuant to such award if, during their employment and for one year thereafter (two years in the case of executive officers), they engage in “detrimental conduct,” which includes working for a competitor, disclosing confidential Company information and acting otherwise than in the interests of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires D&B’s officers and directors, and persons who own more than 10% of a registered class of D&B’s equity securities (“insiders”), to file reports of ownership and changes in ownership with the SEC. Insiders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during 2005 all Section 16(a) filing requirements applicable to its insiders were complied with, except that, due to administrative oversight on the part of D&B, a Form 4 filing on behalf of David T. Clarke, Leader, U.S. Sales & Marketing Solutions, reporting his stock option exercise and same day sale of 2,026 shares, was filed one day late.

OTHER MATTERS

D&B knows of no matters, other than those referred to herein, which will be presented at the Annual Meeting. If, however, any other appropriate business should properly be presented at the meeting, the persons named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

INFORMATION CONTAINED IN THIS PROXY STATEMENT

The information under the captions “Report of the Audit Committee” and “Report of the Compensation & Benefits Committee” does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates these Reports by reference therein.

The information on our Web site is not, and shall not be deemed to be, a part of this Proxy Statement, or incorporated into any other filings we make with the SEC.

SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Shareholder proposals intended to be included in the Company’s Proxy Statement for the Annual Meeting of Shareholders in 2007 must be received by the Corporate Secretary of the Company no later than November 23, 2006. The Company will consider written proposals received by that date in accordance with regulations governing the solicitation of proxies.

Under the Company’s Bylaws, a shareholder proposal for the 2007 Annual Meeting of Shareholders that is not intended to be included in the Company’s Proxy Statement must be received by the Corporate Secretary of the Company between January 2, 2007 and February 1, 2007.

For a shareholder seeking to nominate a candidate for D&B’s Board of Directors, the notice must describe various matters regarding the nominee, including name, age, business address and the nominee’s written consent to being named in the Proxy Statement and to serving as a director if elected. For a shareholder seeking to bring other business before a shareholder meeting, such notice must include a description of the proposed business, the text of the proposal, the reasons for conducting such business at the meeting, any material interest in such business of the proposing shareholder, and other specified matters. In each case, the notice must also include information regarding the proposing shareholder, including the name and address of such shareholder and class and number of shares owned by such shareholder.

The notice must be given to the Corporate Secretary of the Company, whose address is 103 John F. Kennedy Parkway, Short Hills, New Jersey 07078-2708. Any shareholder desiring a copy of the Company’s Bylaws will be furnished one without charge upon written request to the Corporate Secretary or may obtain a copy from the Corporate Governance information in the Investors section of the Company’s Web site (www.dnb.com). A copy of the Bylaws is also filed as an exhibit to the Company’s Form 10 filed on June 27, 2000 and is available at the SEC Web site (www.sec.gov).

March 23, 2006

SCHEDULE I

THE DUN & BRADSTREET CORPORATION

RECONCILIATION OF TOTAL REVENUE TO CORE REVENUE AND EFFECT
OF FOREIGN EXCHANGE ON CORE REVENUE GROWTH RATE

	For the Year Ended December 31,
	2005	2004	Growth Rate
	(In Millions)
Total revenue	$1,443.6	$1,414.0	2%
Less: Revenue from divested businesses	—	79.5	N/M
Core revenue (1)	$1,443.6	$1,334.5	8%
Less: Effect of foreign exchange			—
Core revenue before effect of foreign exchange			8%

(1)	See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business” in the Company’s Form 10-K for the year ended December 31, 2005 for a discussion of the Company’s use of core revenue growth before the effects of foreign exchange and why management believes this measure provides useful information to investors.

N/M = Not Meaningful.

SCHEDULE II

THE DUN & BRADSTREET CORPORATION

RECONCILIATION OF REPORTED EARNINGS PER SHARE TO EARNINGS
PER SHARE BEFORE NON-CORE GAINS AND CHARGES

	For the Year Ended December 31,
	2005	2004
Diluted EPS	$3.19	$2.90
Impact of non-core (gains) and charges:
Restructuring costs related to our Financial Flexibility Program	0.32	0.28
Gain on sale of an investment in a South African Company	(0.03)	—
Lower costs related to the sale of operations in Iberia (Spain and Portugal)	(0.01)	—
Final resolution of all disputes on the sale of the Company’s French Business	0.04	—
Gains on the sales of operations in the Nordic Region, Central Europe, India and Distribution Channels in Pakistan and the Middle East, France and Iberia	—	(0.26)
Increase in tax legacy reserve for “Royalty Expense Deductions 1993–1997”	0.09	—
Tax charge related to the Company’s repatriation of foreign cash	0.13	—
Tax legacy refund for “Utilization of Capital Losses 1989–1990”	(0.01)	—
Tax benefits recognized upon the liquidation of dormant international corporations	(0.23)	—
Increase in tax legacy reserve for “Utilization of Capital Losses 1989–1990”	—	0.06
Diluted EPS — Before Non-Core (Gains) and Charges (1)	$3.49	$2.98

(1)	See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business” in the Company’s Form 10-K for the year ended December 31, 2005 for a discussion of the Company’s use of EPS before non-core gains and charges and why management believes this measure provides useful information to investors.

Exhibit A

THE DUN & BRADSTREET CORPORATION
COVERED EMPLOYEE CASH INCENTIVE PLAN

1.	Purpose of the Plan

The purpose of the Plan is to advance the interests of the Company and its stockholders by providing incentives in the form of periodic cash bonus awards to certain management employees of the Company and its Affiliates, thereby motivating such employees to attain performance goals articulated under the Plan.

2.	Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)	Affiliate: With respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

(c)	Award: A periodic cash bonus award granted pursuant to the Plan.

(d)	Beneficial Owner: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(e)	Board: The Board of Directors of the Company.

(f)	Change in Control: The occurrence of any of the following events:

(i)    any “Person” as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities;

(ii)    during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(f)(i), (iii) or (iv) of the Plan, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s securities) whose election by the Board or nomination for election by the Company’s stockholders was approved in advance by a vote of at least two-thirds (-2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii)    the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (B) after which no Person would hold 20% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity; or

(iv)    the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(g)	Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(h)	Committee: The Compensation and Benefits Committee of the Board, or any successor thereto or any other committee designated by the Board to assume the obligations of the Committee hereunder.

(i)	Company: The Dun & Bradstreet Corporation.

(j)	Covered Employee: An employee who is, or who is anticipated to become, a covered employee, as such term is defined in Section 162(m) of the Code (or any successor section thereto).

(k)	Effective Date: The date on which the Plan takes effect, as defined pursuant to Section 13 of the Plan.

(l)	Participant: A Covered Employee of the Company or any of its Affiliates who is selected by the Committee to participate in the Plan pursuant to Section 4 of the Plan.

(m)	Performance Period: The calendar year or any other period that the Committee, in its sole discretion, may determine.

(n)	Person: As such term is used for purposes of Section 13(d) or 14(d) of the Act or any successor sections thereto.

(o)	Plan: The Dun & Bradstreet Corporation Covered Employee Cash Incentive Plan.

(p)	Shares: Shares of common stock, par value $0.01 per Share, of the Company.

(q)	Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.	Administration

The Plan shall be administered by the Committee or such other persons designated by the Board. The Committee may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each “non-employee directors” within the meaning of Rule 16b-3 of the Act (or any successor rule thereto) and “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto). The Committee shall have the authority to select the Covered Employees to be granted Awards under the Plan, to determine the size and terms of an Award (subject to the limitations imposed on Awards in Section 5 below), to modify the terms of any Award that has been granted (except for any modification that would increase the amount of the Award), to determine the time when Awards will be made and the Performance Period to which they relate, to establish performance objectives in respect of such Performance Periods and to certify that such performance objectives were attained; provided, however, that any such action shall be consistent with the applicable provisions of Section 162(m) of the Code. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan; provided, however, that any action permitted to be taken by the Committee may be taken by the Board, in its discretion. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable.

Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. The Committee shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. To the extent consistent with the applicable provisions of Section 162(m) of the Code, the Committee may delegate to one or more employees of the Company or any of its Subsidiaries the authority to take actions on its behalf pursuant to the Plan.

4.	Eligibility and Participation

The Committee shall designate those persons who shall be Participants for each Performance Period. Participants shall be selected from among the Covered Employees of the Company and any of its Subsidiaries who are in a position to have a material impact on the results of the operations of the Company or of one or more of its Subsidiaries.

5.	Awards

(a) Performance Goals.    A Participant’s Award shall be determined based on the attainment of written performance goals approved by the Committee for a Performance Period established by the Committee (i) while the outcome for the Performance Period is substantially uncertain and (ii) no more than 90 days after the commencement of the Performance Period to which the performance goal relates or, if less than 90 days, the number of days which is equal to 25 percent of the relevant Performance Period. The performance goals, which must be objective, shall be based upon one or more or the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment before or after the cost of capital; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); and (xix) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies of indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items or accounting changes. The maximum amount of an Award to any Participant with respect to a fiscal year of the Company shall be $3,000,000.

(b) Payment.    The Committee shall determine whether, with respect to a Performance Period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Award. No Awards will be paid for such Performance Period until such certification is made by the Committee. The amount of the Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula (including zero), at the discretion of the Committee. The amount of the Award determined by the Committee for a Performance Period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such Performance Period.

(c) Compliance with Section 162(m) of the Code.    The provisions of this Section 5 shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company or its Subsidiaries of the payment of Awards; provided, however, that the Committee may, in its sole discretion, administer the Plan in violation of Section 162(m) of the Code.

(d) Termination of Employment.    If a Participant dies, retires, is assigned to a different position, is granted a leave of absence, or if the Participant’s employment is otherwise terminated (except with cause by the Company, as determined by the Committee in its sole discretion) during a Performance Period (other than a Performance Period in which a Change in Control occurs), a pro-rata share of the Participant’s award based on the period of actual participation shall be paid to the Participant after the end of the Performance Period if it would have become earned and payable had the Participant’s employment status not changed; provided, however, that the amount of the Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula (including zero), at the discretion of the Committee.

6.	Amendments or Termination

The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would diminish any of the rights under any Award theretofore granted to a Participant under the Plan without such Participant’s consent; provided, however, that the Board or the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, the Board or the Committee may not amend, alter or discontinue the provisions relating to Section 10(b) of the Plan after the occurrence of a Change in Control.

7.	No Right to Employment

Neither the Plan nor any action taken hereunder shall be construed as giving any Participant or other person any right to continue to be employed by or perform services for the Company or any Subsidiary, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and its Subsidiaries.

8.	Nontransferabililty of Awards

An award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution.

9.	Reduction of Awards

Notwithstanding anything to the contrary herein, the Committee, in its sole discretion (but subject to applicable law), may reduce any amounts payable to any Participant hereunder in order to satisfy any liabilities owed to the Company or any of its Subsidiaries by the Participant.

10.	Adjustments Upon Certain Events

(a) Generally.    In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends or any similar transaction to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to any affected terms of outstanding Awards.

(b) Change in Control.    In the event that (i) a Participant’s employment is actually or constructively terminated during a given Performance Period (the “Affected Performance Period”) and (ii) a Change in Control shall have occurred within the 365 days immediately preceding the date of such termination, then such Participant shall receive, promptly after the date of such termination, an Award for the Affected Performance Period as if the performance goals for such Performance Period had been achieved at 100%.

11.	Miscellaneous Provisions

The Company is the sponsor and legal obligor under the Plan and shall make all payments hereunder, other than any payments to be made by any of the Subsidiaries (in which case payment shall be made by such Subsidiary, as appropriate). The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to ensure the payment of any amounts under the Plan, and the Participants’

rights to the payment hereunder shall be no greater than the rights of the Company’s (or Subsidiary’s) unsecured creditors. All expenses involved in administering the Plan shall be borne by the Company.

12.	Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

13.	Effectiveness of the Plan

The re-approved Plan shall be effective as of May 2, 2006.

COMPUTERSHARE 250 ROYALL STREET CANTON, MA 02021
The Dun & Bradstreet Corporation

VOTE YOUR PROXY OVER THE INTERNET OR BY TELEPHONE!

It’s fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help D&B reduce postage and proxy tabulation costs.

YOUR VOTE IS IMPORTANT! Using the Internet or telephone, you can vote 24 hours a day, 7 days a week. Or, if you prefer, you can return the attached proxy card in the envelope provided.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903 (U.S. and Canadian Shareholders)
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to D&B, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Please do not return the proxy card if you are voting over the Internet or by telephone.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	DANDB1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

D&B

The Board of Directors recommends a vote its FOR nominees and FOR proposals 2 and 3.

Vote On Directors

1.	Election of three Class III Directors. Nominees:

01) James N. Fernandez
02) Sandra E. Peterson
03) Michael R. Quinlan

Vote On Proposals		For	Against	Abstain

2.	Ratify appointment of independent registered public accounting firm.	☐	☐	☐

3.	Re-Approve The Dun & Bradstreet Corporation Covered Employee Cash Incentive Plan.	☐	☐	☐

For address change or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

The Dun & Bradstreet Corporation

Annual Meeting of Shareholders

May 2, 2006

8:00 a.m.

The Hilton Short Hills

41 John F. Kennedy Parkway

Short Hills, New Jersey

THE DUN & BRADSTREET CORPORATION

Proxy Solicited on Behalf of the Board of Directors for
Annual Meeting of Shareholders to be held on May 2, 2006

The undersigned hereby appoints Steven W. Alesio, Sara Mathew, and David J. Lewinter, or any of them, proxies with full power of substitution to represent and vote all the shares of Common Stock of The Dun & Bradstreet Corporation (“D&B”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders on May 2, 2006, and at any adjournment thereof. The undersigned directs the named proxies to vote as directed on the reverse side of this card on the specified proposals and in their discretion on any other business which may properly come before said meeting.

This card also constitutes voting instructions to the Trustee of The Dun & Bradstreet Corporation Profit Participation Plan and the Moody’s Corporation Profit Participation Plan to vote, in person or by proxy, the proportionate interest of the undersigned in the shares of Common Stock of D&B held by the Trustee under such Plans, as described in the Proxy Statement.

This proxy, when properly executed, will be voted as directed herein. If no direction is made, this proxy will be voted FOR the nominees listed and FOR the proposals.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The named proxies cannot vote unless you sign and return this card or follow the applicable Internet or telephone voting procedures.

Address/Comments:

(If you noted any address change/comments above, please mark corresponding box on other side.)

SEE REVERSE SIDE